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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Core Laboratories N.V.

(Name of Registrant as Specified In Its Charter)

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April 2, 2007
CORE LABORATORIES N.V.
Herengracht 424
1017 BZ Amsterdam
The Netherlands

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 2, 2007

Dear Shareholder:
     You are cordially invited to attend our 2007 annual meeting of shareholders which will be held at the law offices of Nauta Dutilh N.V., Strawinskylaan 1999, 1077 XV, Amsterdam, The Netherlands, on Monday, April 2, 2007 at 9:30 a.m., local time, for the following purposes:
1.	To elect three Class II Supervisory Directors to serve until our annual meeting in 2010 and until their successors shall have been duly elected and qualified;

2.	To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2006;

3.	To approve and resolve the cancellation of our repurchased shares;

4.	To approve and resolve the extension of the authority to repurchase up to 10% of our issued share capital until October 2, 2008;

5.	To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares until April 2, 2012;

6.	To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares until April 2, 2012;

7.	To approve and resolve the amendment and restatement of the Core Laboratories N.V. 1995 Long-Term Incentive Plan (as amended and restated effective as of May 29, 1997);

8.	To ratify the appointment of PricewaterhouseCoopers as our Company’s independent public accountants for the year ended December 31, 2007; and

9.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.
     Each of the matters 2 through 6 being presented at the annual meeting has been presented to and approved by our shareholders at our prior annual meetings. In large measure, these matters are presented to our shareholders each year as a result of our being organized under the laws of The Netherlands. Copies of the Dutch statutory annual accounts, the report of the Management Board and the list of nominees for the Supervisory Board will be available for inspection at our offices in The Netherlands, located at Herengracht 424, 1017 BZ Amsterdam, Attention: Mr. Jacobus Schouten, by registered shareholders and other persons entitled to attend our shareholder meetings. Such copies will be available for inspection from the date of this notice until the close of our annual meeting.
     It is important that your shares be represented at the annual meeting regardless of whether you plan to attend. Therefore, please mark, sign, date and return the enclosed proxy card promptly. If you are present at the annual meeting and wish to do so, you may revoke your proxy and vote in person.

By Order of the Board of Supervisory Directors,

Jacobus Schouten
Supervisory Director
February 21, 2007
Amsterdam, The Netherlands

i

ii

CORE LABORATORIES N.V.
Herengracht 424
1017 BZ Amsterdam
The Netherlands

PROXY STATEMENT

ABOUT THE 2007 ANNUAL MEETING OF SHAREHOLDERS
WHY HAVE I RECEIVED THESE MATERIALS?
     This proxy statement and the accompanying proxy card are being first mailed to shareholders on or about March 2, 2007 and are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Supervisory Directors of Core Laboratories N.V. (“Core” or the “Company”) for use at our 2007 annual meeting of shareholders to be held at the law offices of Nauta Dutilh N.V., Strawinskylaan 1999, 1077 XV, Amsterdam, The Netherlands, on Monday, April 2, 2007 at 9:30 a.m., local time for the purpose of voting on the proposals described in this proxy statement.
WHAT AM I VOTING ON?
     You will be voting on the following:
•	To elect three Class II Supervisory Directors to serve until our annual meeting in 2010 and until their successors shall have been duly elected and qualified;

•	To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2006;

•	To approve and resolve the cancellation of our repurchased shares;

•	To approve and resolve the extension of the authority to repurchase up to 10% of our issued share capital until October 2, 2008;

•	To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares until April 2, 2012;

•	To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference share until April 2, 2012;

•	To approve and resolve the amendment and restatement of the Core Laboratories N.V. 1995 Long-Term Incentive Plan (as amended and restated effective as of May 29, 1997) (the “LTIP”);

•	To ratify the appointment of PricewaterhouseCoopers as our Company’s independent public accountants for the year ended December 31, 2007; and

•	To transact such other business as may properly come before the annual meeting or any adjournment thereof.
WHO IS ENTITLED TO VOTE?
     If you hold common shares at the close of business on February 7, 2007, the record date for the determination of shareholders, you are entitled to notice of and to vote at our annual meeting. On February 7, 2007, there were 23,131,098 common shares outstanding (other than shares held by the Company), each of which is entitled to one vote. Our common shares are the only class of our capital stock outstanding and entitled to notice of and to vote at the annual meeting.

HOW DO I VOTE BEFORE THE MEETING?
     If you are a registered shareholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer and Trust Company, you can vote by mail, by completing, signing and returning the enclosed proxy card.
     If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Please follow the directions that your bank or broker provides.
MAY I VOTE AT THE MEETING?
     You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.
CAN I CHANGE MY MIND AFTER I VOTE?
     You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may revoke your proxy (1) by giving written notice to John D. Denson, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040, at any time before the proxy is voted, (2) by submitting a properly signed proxy card with a later date, or (3) by voting in person at the annual meeting.
WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?
     Proxies that are signed and returned but do not contain instructions will be voted “FOR” all proposals and in accordance with the best judgment of the named proxies on any other matters properly brought before the Meeting.
WHAT VOTE IS REQUIRED?
     Under Dutch law, there is no specific quorum requirement for our annual meeting and, except as described below, the affirmative vote of a majority of votes cast is required to approve each of the proposals. In addition, Dutch law and our articles of association provide that, common shares abstaining from voting, directions to withhold authority to vote for a Supervisory Director nominee and broker non-votes will count as shares present at the annual meeting but will not count for the purpose of determining the number of votes cast. A “broker non-vote” occurs if you do not provide the record holder of your Shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange, or “NYSE.”
     Under the listing standards of the NYSE, the affirmative vote of a majority of the votes cast is required to approve the amendment and restatement of our LTIP. In addition, to satisfy the NYSE listing standards, the total vote cast with respect to the LTIP must represent over 50% of all common shares entitled to vote on the proposal.
WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?
     We will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our common shares. The solicitation of proxies by the Supervisory Board will be conducted by mail. In addition, certain members of the Supervisory Board, officers and regular employees of our Company may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication. We have retained Georgeson Shareholder Communications to assist in the solicitation of proxies for a fee of $10,000 plus out-of-pocket expenses. In addition to solicitation of proxies, Georgeson may provide advisory services as requested pertaining to the solicitation of proxies.

OWNERSHIP OF SECURITIES
Security Ownership by Certain Beneficial Owners and Management
     The table below sets forth certain information, as of February 7, 2007, with respect to the common shares beneficially owned by:
•	each person known to us to own beneficially 5% or more of our outstanding common shares;

•	each Supervisory Director;

•	each nominee for election as Supervisory Director;

•	each of our executive officers; and

•	all Supervisory Directors and executive officers as a group.

	Number of	Percentage of
	Common Shares	Common Shares
Name of Beneficial Owner (1)	Beneficially Owned	Outstanding (2)
Clearbridge Advisors, LLC(3)	4,005,379	17.1
FMR Corp.(4)
David M. Demshur**	975,676	4.11
Richard L. Bergmark**	528,673	2.26
Monty L. Davis**	346,663	1.48
John D. Denson**	204,928	*
Joseph R. Perna	110,371	*
D. John Ogren	87,381	*
Rene R. Joyce	28,000	*
Alexander Vriesendorp	12,943	*
Michael C. Kearney	7,016	*
Jacobus Schouten	—	—
All Supervisory Directors and executive officers as a group**	2,301,651	9.95

*	Represents less than 1%.

**	Includes the following common shares which may be acquired within 60 days of the date of this proxy statement through the exercise of stock options: Mr. Demshur, 595,000; Mr. Bergmark, 270,000; Mr. Davis, 297,000; Mr. Denson, 103,268; Total, 1,265,268.

(1)	Unless otherwise indicated, each person has sole voting power and investment power with respect to the common shares listed.

(2)	Based on 23,131,098 common shares outstanding as of February 7, 2007.

(3)	Based upon an Amendment No. 1 to Schedule 13G/A filed with the SEC on February 7, 2007, (i) ClearBridge Advisors, LLC has shared voting power with respect to 3,621,195 shares and shared dispositive power with respect to 4,005,379 shares; (ii) ClearBridge Asset Management, Inc. has shared voting power with respect to 1,200 shares and shared dispositive power with respect to 18,711 shares; and (iii) Smith Barney Fund Management LLC has shared voting and share dispositive power with respect to 73,100 shares.

(4)	As reported on Amendment No. 2 on Schedule 13G/A dated February 14, 2007, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. is the beneficial owner of 1,841,300 shares. The ownership of one investment company, Vip Iii Mid Cap Portfolio, amounted to 1,269,500 shares. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 1,841,300 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors Trust Company (“PGATC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR Corp. is the beneficial owner of 30,100 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR Corp., through its control of Pyramis Global Advisors Trust Company, each hassole dispositive power over 30,100 shares and sole power to vote or to direct the voting of 30,100 shares of Common Stock owned by the institutional accounts managed by PGATC as reported above. Mr. Johnson is the Chairman of FMR Corp and he along with other members of his family may be deemed to form a controlling group with respect to FMR Corp. The business address of these reporting persons is 82 Devonshire Street, Boston, Massachusetts 02109.

Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Supervisory Directors, executive officers and persons who own more than 10% of our common shares to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of our common shares with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”). Supervisory Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all such forms that they file.
     To our knowledge, based solely upon our review of the Section 16(a) filings that have been received by us, we believe that during the fiscal year ending December 31, 2006, our Supervisory Directors, executive officers and 10% shareholders complied with the applicable Section 16(a) filing requirements, except for Messrs. Bergmark, Davis, Denson, each failed to timely file a Form 4 in 2006 related to a grant of restricted shares. Messrs. Bergmark, Demshur and Denson also each failed to timely file a Form 4 in 2006 related to the vesting of restricted shares. Mr. Vriesendorp also failed to timely file a Form 4 in 2006 related to the sale of common shares. All of these transactions have since been reported by the filings of Forms 4 or 5, as the case may be.
Equity Compensation Plan Information
     We have two main incentive plans, our LTIP and our Director Plan, both of which have been approved by our shareholders. The table below provides information regarding our equity compensation plans as of December 31, 2006.

	Number of Common		Number of Common
	Shares to be Issued Upon	Weighted Average	Shares Remaining
	Exercise of Outstanding	Exercise Price of	Available for Future
	Options, Warrants and	Outstanding Options,	Issuance Under Equity
	Rights	Warrants and Rights	Compensation Plans
Equity compensation plans approved by our shareholders	2,143,059	$9.75	352,843
Equity compensation plans not approved by our shareholders (1)	—	—	—

Total	2,143,059	$9.75	352,843

(1)	We have assumed outstanding stock options in connection with certain of our acquisitions. The aggregate number of our common shares to be issued upon exercise of such options on December 31, 2006 was 57,132 shares and the weighted average exercise price of such outstanding options was $1.94. These shares were granted under plans administered by the companies acquired by us but we did not assume the stock option plans of these acquired companies, and since the closing of the acquisitions, no additional stock options under these plans have been granted, nor are any authorized to be granted under such plans. Because the assumption of these options did not require shareholder approval, we did not obtain such approval.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION
Comparison of Yearly Cumulative Returns Among Core Laboratories N. V.,
Peer Group and the S&P 500 Index
     The following performance graph compares the performance of our common shares to the Standard & Poor’s 500 Index and the Standard & Poor’s Oil & Gas Equipment and Services Index (which has been selected as our peer group) for the period beginning December 31, 2001 and ending December 31, 2006. The graph assumes that the value of the investment in our common shares and each index was $100 at December 31, 2001 and that all dividends were reinvested.
     There can be no assurance that our common share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to future performance of our common shares.

INFORMATION ABOUT OUR SUPERVISORY DIRECTORS AND DIRECTOR COMPENSATION
Board of Supervisory Directors
     Set forth below as of February 7, 2007 are the names, ages and biographical information for our Supervisory Directors, including individuals who have been nominated for reelection as a Supervisory Director. You may vote for any of the nominees, for all nominees, or for none of the nominees.

Nominees for Class II Supervisory Directors (Term To Expire 2010)

D. John Ogren, 63	Mr. Ogren served as the president of Production Operators, Inc. from 1994 until 1999. Production Operators was listed on the Nasdaq Stock Market prior to its acquisition by Camco International in 1997 and Schlumberger’s acquisition of Camco International in 1998. From 1989 until 1991, Mr. Ogren served as senior vice president of Conoco Inc. and from 1992 until 1994, as senior vice president of E.I. duPont. Mr. Ogren is currently the non-executive chairman of WellDynamics, a Halliburton/Shell joint venture company, and a director of John Wood Group PLC. He is a member of the Society of Petroleum Engineers. Mr. Ogren has served as a Supervisory Director since 2000.

Joseph R. Perna, 63	Mr. Perna joined our Company as General Manager in 1985. In 1991, he was promoted to Senior Vice President, with responsibility for certain laboratory services operations and the Technology Products Division, a position he held until his retirement on March 31, 1998. Mr. Perna has served as a Supervisory Director since our initial public offering in 1995.

Jacobus Schouten, 52	Mr. Schouten serves on the board of directors of various privately-held European companies. He has been a managing director of International Mezzanine Capital B.V., a private equity fund, since 1990. Mr. Schouten has served as a Supervisory Director since our initial public offering in 1995.

Continuing Class III Supervisory Directors (Term to Expire 2009)

Richard L. Bergmark, 53	Mr. Bergmark joined Western Atlas International, Inc. as Treasurer in 1987. From 1987 to 1994, our Company was operated as a division of Western Atlas. In 1991, Mr. Bergmark became the Area Manager for Finance and Administration for Europe, Africa and the Middle East operations of Western Geophysical, a division of Western Atlas. From our separation with Western Atlas in 1994 until 1999, he served as our Chief Financial Officer and Treasurer and in 1999 he was appointed Executive Vice President. Mr. Bergmark presently serves as our Executive Vice President, Chief Financial Officer and Treasurer and as a Supervisory Director. Mr. Bergmark has served as a Supervisory Director since our initial public offering in 1995.

Alexander Vriesendorp, 54	Mr. Vriesendorp has been a partner since 1996 of Shamrock Partners B.V. which serves as the manager for the Vreedenlust venture capital funds. From 1998 until 2001, Mr. Vriesendorp served as chief executive officer of RMI Holland B.V., a valve manufacturer, in The Netherlands. From 1991 until 1995, he served as chief executive officer of the Nienhuis Group, a manufacturer and distributor of Montessori materials in The Netherlands. Mr. Vriesendorp serves on the supervisory boards of various privately-held European companies. Mr. Vriesendorp has served as a Supervisory Director since 2000.

Continuing Class I Supervisory Directors (Term to Expire 2008)

David M. Demshur, 51	Mr. Demshur joined our Company in 1979 and presently serves as our President and Chief Executive Officer and as Chairman of our Supervisory Board. Since joining our Company, Mr. Demshur has held various operating positions, including Manager of Geological Sciences from 1983 to 1987, Vice President of Europe, Africa and the Middle East from 1989 to 1991, Senior Vice President of Petroleum Services from 1991 to 1994 and Chief Executive Officer and President from 1994 to the present time. Mr. Demshur is a member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists, Petroleum Exploration Society of Great Britain and the Society of Core Analysts Section of the Society of Professional Well Loggers Association. Mr. Demshur has served as a Supervisory Director since our initial public offering in 1995 and as Chairman of our Supervisory Board since May 2001.

Rene R. Joyce, 59	Mr. Joyce serves as the chief executive officer of Targa Resources, Inc. and as a member of its board of directors since April 2004. Mr. Joyce served as an independent consultant in the energy industry from 2000 through April 2004. Mr. Joyce served as president of Energy Services of Coral Energy, LLC from its acquisition by Shell Oil Company in 1998 until the end of 1999. From 1990 until 1998, Mr. Joyce served as president of the operating companies of Tejas Gas Corporation, Coral’s predecessor and a listed company on the NYSE. Mr. Joyce is a member of the Louisiana State Bar Association. Mr. Joyce has served as a Supervisory Director since 2000.

Michael C. Kearney, 58	Mr. Kearney served as executive vice president and chief financial officer of Tesco Corporation, a Canadian based oil-service company from March 2004 to January 2007. From 1998 until 2004, Mr. Kearney served as the chief financial officer and vice president - administration of Hydril Company, a manufacturer of products for petroleum drilling and production. Mr. Kearney has served as a Supervisory Director since 2004.

Non-Employee Director Compensation
     The following table sets forth a summary of the compensation we paid to our non-employee Supervisory Directors in 2006. Supervisory Directors who are our full-time employees receive no compensation for serving as Supervisory Directors.
Director Compensation for Year Ended December 31, 2006

			Change in
			Pension Value
			and
			Nonqualified
	Fees Earned or		Deferred
	Paid in Cash	Stock Awards	Compensation	Total
Name	($)	($)(1)	Earnings	($)
Rene R. Joyce	50,000	12,500	—	62,500
Michael C. Kearney	57,000	12,500	—	69,500
D. John Ogren	44,000	12,500	—	56,000
Joseph R. Perna	42,000	12,500	28,000	82,500
Jacobus Schouten	39,000	12,500	—	51,500
Alexander Vriesendorp	39,000	12,500	—	51,500

(1)	Each of our non-employee Supervisory Directors had the following aggregate number of stock awards outstanding as of December 31, 2006: Joyce, 2000; Kearney, 2000; Ogren, 2000; Perna, 2000; Schouten, 2000; and Vriesendorp, 2000. The amounts included in the “Stock Awards” column include the dollar amount of compensation expense we recognized for the fiscal year ended December 31, 2006 in accordance with the Statement of Financial Accounting Standards No. 123R (“FAS 123R”). Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended December 31, 2006 included in our annual report on Form 10-K. The grant date fair value of each director’s award as computed in accordance with FAS 123R is $128,580. None of our non-employee Supervisory Directors had any option awards outstanding as of December 31, 2006.
     Retainer/Fees. Each non-employee Supervisory Director is paid:
•	an annual retainer of $30,000, payable semiannually in arrears; or if the Audit Committee chair, an annual retainer of $45,000, or if the chair of either the Compensation Committee or Nominating and Governance Committee, an annual retainer of $35,000;

•	$1,500 per meeting of the Supervisory Board at which the individual is present in person;

•	$1,500 per meeting for each committee meeting at which the individual is present in person; and

•	reimbursement for all out-of-pocket expenses incurred in attending any Supervisory Board or committee meeting.
     Equity-based Compensation. On September 15, 2006, we awarded 2,000 restricted performance shares to each of our non-employee directors under our 2006 Non-Employee Director Stock Incentive Plan. A restricted performance share is an unvested right to receive a share of our common stock at such time or times described below. Each award is subject to the terms of our 2006 Non-Employee Director Stock Incentive Plan and an award agreement, the terms of which are materially identical for each award recipient.
     The restricted performance shares are unvested and may not be sold, assigned, or otherwise transferred by an award recipient until such time as, and then only to the extent that, the restricted performance shares have vested. Subject to certain exceptions described below, the restricted performance shares will vest based on our return on equity, which is defined in the award agreement as a percentage determined by dividing (1) one-third of our aggregate earnings before interest and income taxes for the performance period that begins on September 15, 2006 and ends on September 15, 2009, by (2) total shareholders’ equity as of the last day of the performance period.

Specifically: (a) if our return on equity for the performance period equals or exceeds thirty-five percent (35%), the award recipients will fully vest in their restricted performance shares; (b) if our return on equity for the performance period is less than thirty-five percent (35%) but equal to or greater than twenty-eight percent (28%), the award recipients will vest in twenty-percent (20%) of their restricted performance shares, plus one and one-seventh percent (1-1/7%) for each one-tenth of a percent by which the return on equity exceeds twenty-eight percent (28%); and (c) if our return on equity for the performance period is less than twenty-eight percent (28%), the award recipients will not vest in the restricted performance shares.
     In the event of an award recipient’s death prior to the last day of the performance period, his or her restricted performance shares will vest as described above. If an award recipient’s service with us terminates (other than for death) prior to the last day of the performance period, his or her restricted performance shares will be immediately forfeited to the extent not then vested. In the event of a change in control (as defined in the 2006 Non-Employee Director Stock Incentive Plan) prior to the last day of the performance period and while the award recipient is in our service (or in the event of a termination of the award recipient’s service upon such change in control), all of the award recipient’s restricted performance shares will vest as of the effective date of such change in control.
     Other Arrangements. Mr. Perna was one of our officers until his retirement on March 1, 1998. He participates in the Group SERP. Please see “Information About Our Executive Officers and Executive Compensation — Pension Benefit Plans — Group SERP” for a discussion of the terms of that plan.

CORPORATE GOVERNANCE
Board Structure
     The Company has a two-tier board structure consisting of a Management Board and a Supervisory Board, each of which must consist of at least one member under the Company’s articles of association. Under Dutch law, the Supervisory Board’s duties include supervising and advising the Management Board in performing their management tasks. The Supervisory Board currently consists of eight Supervisory Directors. The Supervisory Directors are expected to exercise oversight of management with the Company’s interests in mind. The Supervisory Board is divided into three classes, with each class subject to re-election every third year by the shareholders at the annual meeting.
     The Management Board’s sole member is Core Laboratories International B.V. As a Managing Director, Core Laboratories International B.V.’s duties include overseeing the management of the Company, consulting with the Supervisory Board on important matters and submitting certain important decisions to the Supervisory Board for its prior approval.
Supervisory Director Independence
     In connection with determining the independence of each Supervisory Director of the Company, the Board inquired as to any transactions and relationships between each Supervisory Director and his or her immediate family and the Company and its subsidiaries, and reviewed and discussed the results of such inquiry. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that a Supervisory Director is independent, under the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Corporate Governance Code (the “Dutch Code”). Under the Dutch Code, the Supervisory Board is to be composed of members who are able to act critically and independently of each other and of the Management Board. As a result of this review, after finding no material transactions or relationships, the board affirmatively determined that all of our nonemployee Supervisory Directors, including the nonemployee Supervisory Director nominated by the Nominating and Governance Committee for reelection, are independent under the applicable standards described above.
Supervisory Board Meetings
     The Supervisory Board held five meetings in 2006. Each Supervisory Director attended at least 75% of the meetings of the Supervisory Board and of all committees on which he serves. Under our Corporate Governance Guidelines, Supervisory Directors are expected to diligently fulfill their fiduciary duties to shareholders, including preparing for, attending and participating in meetings of the Supervisory Board and the committees of which the Supervisory Director is a member. We do not require our Supervisory Directors to attend our annual meetings, which are held in The Netherlands. As such, none of our Supervisory Directors attended our 2006 annual meeting.
     Our Nonemployee Supervisory Directors have met separately in executive session without any members of management present. The Chairman of the Nominating and Governance Committee is the presiding Supervisory Director at each such session. If any of our Nonemployee Supervisory Directors were to fail to meet the applicable criteria for independence, then our independent Supervisory Directors would meet separately at least once a year in accordance with the rules of the NYSE.
Committees of the Supervisory Board
     The Supervisory Board has three standing committees, the identities, memberships and functions of which are described below:
     Audit Committee. The current members of the Audit Committee of our Supervisory Board are Messrs. Kearney (Chairman), Joyce and Perna. The Audit Committee’s principal functions include making recommendations concerning the engagement of the independent accountants, reviewing with the independent accountants the plan and results of the auditing engagement, approving professional services provided by the independent accountants and reviewing the adequacy of our internal accounting controls. Each member of the Audit Committee is independent, as defined by Section 10A of the Exchange Act and by the corporate governance standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code. Each member of the Audit Committee is financially literate and Mr. Kearney qualifies as an audit committee financial expert under the rules promulgated pursuant to the Exchange Act. The Audit Committee held four meetings in 2006. See “Report of the Audit Committee” below.
     Compensation Committee. The current members of the Compensation Committee of our Supervisory Board are Messrs. Ogren (Chairman), Joyce and Perna. The Compensation Committee’s principal functions include a general review of our compensation and benefit plans to ensure that they are properly designed to meet corporate objectives. The Compensation Committee reviews and approves the compensation of our Chief Executive Officer and our senior executive officers, granting of awards under our benefit plans and adopting and changing major compensation policies and practices. In addition to establishing the compensation for the Chief Executive Officer, the Compensation Committee reports its recommendations to the whole Supervisory Board for approval. On February 28, 2003, our Supervisory Board established an Options Subcommittee consisting of Messrs. Ogren (Chairman) and Joyce, which was renamed the Equity Awards Subcommittee in 2006. The Equity Awards Subcommittee’s principal function is to review and approve awards made pursuant to our LTIP. The Compensation Committee held two meetings in 2006 and the Equity Awards Subcommittee held two meetings in 2006.
     The Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. The consultant reports directly to the committee, which preapproves the scope of the work and the fees charged. The Committee indicates to the consultant the role that management has in the analysis of executive compensation, such as the verification of executive and Company information that the consultant requires. In 2004, the Compensation Committee retained Stone Partners, Inc. to advise them on various compensation matters.
     The Committee operates under a written charter. A copy of the Company’s Compensation Committee charter may be found on the Company’s website, at http://www.corelab.com/governance. See “Report of the Compensation Committee” below.
     Nominating and Governance Committee. The current members of the Nominating and Governance Committee are Messrs. Joyce (Chairman), Schouten and Vriesendorp. The Nominating and Governance Committee’s principal functions include recommending candidates to the Supervisory Board for election or appointment as Supervisory Director and advising about, and recommending to the Supervisory Board, an appropriate set of corporate governance practices. Each member of the Nominating and Governance Committee is independent as defined by the corporate governance standards of the NYSE. The Nominating and Governance Committee held no meetings in 2006. A copy of the Company’s Nominating and Governance Committee Charter may be found on the Company’s website, at http://www.corelab.com/governance.
Qualifications of Supervisory Directors
     When identifying Supervisory Director nominees, the Nominating and Governance Committee may consider, among other factors: the person’s reputation, integrity and independence (under applicable SEC, NYSE and Dutch Code standards); the person’s skills and business, government or other professional acumen, bearing in mind the composition of the Board of Supervisory Directors and the current state of the Company and the industry generally at the time of determination; and the number of other public companies for which the person serves as director and the availability of the person’s time and commitment to Core. In the case of current Supervisory Directors being considered for renomination, the Nominating and Corporate Governance Committee will also take into account the Supervisory Director’s tenure as a member of our Board of Supervisory Directors; the Supervisory Director’s history of attendance at meetings of the Board of Supervisory Directors and committees thereof; and the Supervisory Director’s preparation for and participation in such meetings.
Supervisory Director Nomination Process
•	The Nominating and Governance Committee, the Chairman of the Supervisory Board, the Chief Executive Officer, or a Supervisory Director identifies a need to add a new board member that meets specific criteria or to fill a vacancy on the board. The Nominating and Governance Committee also reviews the candidacy of existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board. The Nominating and Governance Committee also considers recommendations for nominees for directorships submitted by shareholders as provided below.

•	If a new board member is to be considered, the Nominating and Governance Committee initiates a search by seeking input from other Supervisory Directors and senior management, and hiring a search firm, if necessary. An initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Supervisory Board are identified by and/or presented to the Nominating and Governance Committee, which ranks the candidates. Members of the Nominating and Governance Committee review the qualifications of prospective candidate(s), and the Chairman of the Supervisory Board, the Chief Executive Officer, and all other Supervisory Board members have the opportunity to review the qualifications of prospective candidate(s).

•	Shareholders seeking to recommend Supervisory Director candidates for consideration by the Nominating and Governance Committee may do so by writing to the Company’s Secretary at the address indicated on the cover page of this proxy, giving the recommended candidates’ name, biographical data and qualifications. The Nominating and Governance Committee will consider all candidates submitted by shareholders within the time period set forth specified under “Other Proxy Matters — Information About Our 2008 Annual Meeting” below.

•	The Nominating and Governance Committee recommends to the Supervisory Board the nominee(s) from among the candidate(s), including existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board, and new candidates, if any, identified as described above.

•	The nominee(s) are nominated by the Supervisory Board.
Related Person Transactions
     Related person transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. Under its charter, the Audit Committee is charged with the responsibility of reviewing with management and the independent auditors (together and/or separately, as appropriate) insider and affiliated party transactions and potential conflicts of interest. The Audit Committee has delegated authority to review transactions involving employees, other than our executive officers, to our general counsel. We identify such transactions by distributing questionnaires annually to each of our directors, officers and employee.
     In deciding whether to approve a related person transaction the following factors may be considered:
•	information about the goods or services proposed to be or being provided by or to the related party or the nature of the transactions;

•	the nature of the transactions and the costs to be incurred by the Company or payments to the Company;

•	an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to the Company from unrelated parties;

•	the business advantage the Company would gain by engaging in the transaction; and

•	an analysis of the significance of the transaction to the Company and to the related party.
     To receive approval, the related person transaction must be on terms that are fair and reasonable to the Company, and which are as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee requires that there is a Company business interest supporting the transaction and the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities. The Audit Committee has adopted a written policy that governs the approval of related person transactions.

     There were no transactions that occurred during fiscal year 2006 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded $60,000, and in which any director, director nominee, executive officer, holder of more than 5% of our common shares or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
Compensation Committee Interlocks and Insider Participation
     During 2006, no executive officer served as:
•	a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee;

•	a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our Supervisory Directors; or

•	a director of another entity, one of whose executive officers served on our Compensation Committee or the board of directors of one of our subsidiaries.
Joseph R. Perna, a member of our Compensation Committee, was an officer of our Company until his retirement on March 1, 1998, more than eight years ago.
Communications with Directors; Website Access to Our Corporate Documents
     Shareholders or other interested parties can contact any Supervisory Director or committee of the Board of Supervisory Directors by directing correspondence to them in care of John D. Denson, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.
     Our Internet address is www.corelab.com. Our Corporate Governance Guidelines, our Code of Ethics, our Code of Business Conduct and the charters of our Supervisory Board committees are available on our website. We will also furnish printed copies of such information free of charge upon written request to our Investor Relations department.
     We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC. These reports are available free of charge through our website as soon as reasonably practicable after they are filed electronically with the SEC. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC rules. Materials we file with the SEC may also be read and copied at the SEC’s Public Reference Room at 100 F Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our Company that we file electronically with the SEC. Our 2006 Annual Report on Form 10 K included the required Section 302 certifications.
Dutch Corporate Governance Code
     On December 9, 2003, the Dutch Corporate Governance Committee presented its final corporate governance code, containing principles of good corporate governance and best practice provisions. The Dutch Code emphasizes the principles of integrity, transparency and accountability as the primary means of achieving good corporate governance. The Dutch Code includes certain principles of good corporate governance, supported by “best practice” provisions. Beginning on or after January 1, 2004, companies listed in The Netherlands are required to disclose in their annual report and accounts how they intend to incorporate the principles of the Dutch Code or, where relevant, to explain why they do not. The Management Board has reviewed the Dutch Code and generally agrees with its fundamental principles. As discussed above, the Company complies with U.S. corporate governance rules and, to the extent consistent therewith, the corporate governance principles of the Dutch Code. The Company intends to continue to monitor the developments in corporate governance and shall take such steps as it considers appropriate to further implement the provisions of the Dutch Code. Please see the report of the Management Board, a copy of which will be available for inspection at our offices in The Netherlands, located at Herengracht 424, 1017 B Z Amsterdam for a discussion of our compliance with the Dutch Corporate Governance Code.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
     Our executive compensation program is designed to create strong financial incentive for our officers to increase revenues, profits, operating efficiency and returns, which we expect to lead to an increase in shareholder value. Our Compensation Committee’s principal functions include conducting periodic reviews of the compensation and benefits programs to ensure that they are properly designed to meet corporate objectives, overseeing of the administration of the cash incentive and equity-based plans and developing the compensation program for the Supervisory Directors. Our executive compensation program includes five primary elements. Three of the elements are performance oriented and taken together, all constitute a flexible and balanced method of establishing total compensation for our senior executive officers. The elements are a) base salary, b) annual incentive plan awards, c) stock-based compensation, d) benefits and e) severance/change-in-control compensation.
Role of Consultant
     Our Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. See “Corporate Governance — Compensation Committee.” In fiscal 2006, the Compensation Committee did not retain a compensation consultant to advise the Committee regarding executive compensation matters.
Role of our Executive Officers in Establishing Compensation
     Our Chief Executive Officer provides recommendations to the Compensation Committee in its evaluation of our executive officers, including recommendations of individual cash and equity compensation levels for executive officers. Mr. Demshur relies on his personal experience serving in the capacity of Chief Executive Officer with respect to evaluating the contribution of our other executive officers as well as publicly available information for comparable compensation guidance as the basis for his recommendations to the Compensation Committee. Mr. Denson, our Vice President, General Counsel and Secretary, attended the Compensation Committee’s 2006 meeting and acted as secretary of that meeting for the purpose of keeping minutes. However, Mr. Denson was not present during Compensation Committee deliberations and voting pertaining to the determination of his own compensation.
Compensation Philosophy
     The following objectives guide the Compensation Committee in its deliberations regarding executive compensation matters:
•	Provide a competitive compensation program that enables us to retain key executives and Supervisory Board members;

•	Ensure a strong relationship between our performance results and those of our segments and the total compensation received by an individual;

•	Balance annual and longer term performance objectives;

•	Encourage executives to acquire and retain meaningful levels of common shares; and

•	Work closely with the Chief Executive Officer to ensure that the compensation program supports our objectives and culture.
     We believe that the overall compensation of executives should be competitive with the market in which we compete for executive talent. This market consists of both the oilfield services industry and other service-based industries in which we compete for executive talent. In determining the proper amount for each compensation element, we review publicly available compensation data, as well as the compensation targets for comparable positions at similar corporations within these industries. We also consider the need to maintain levels of compensation that are fair among our executive officers given differences in their respective responsibilities, levels of accountability and decision authority. The Compensation Committee generally focuses on compensation structures designed to reflect the market median. We believe that maintaining compensation at or near the median of our peer group minimizes competitive disadvantage while at the same time fairly compensating our executive officers for meeting our corporate goals. The Compensation Committee uses a range of compensation targets so as to respond better to changing business conditions, manage salaries and incentives more evenly over an individual’s career, and minimize potential for automatic increases in salaries and incentives that could occur with inflexible and narrow competitive targets. The Compensation Committee links a significant portion of each executive’s total compensation to accomplishing specific, measurable results based on both company and individual performance intended to create value for shareholders in both the short and long-term. Only executives with performance exceeding established targets may significantly exceed the market median in total compensation due to incentive compensation.
Selecting the Peer Group
     In 2004, the Compensation Committee, with the assistance of Stone Partners, Inc., our compensation consultant, developed a peer group of companies to be used for compensation purposes, consisting of 12 publicly traded oilfield services companies comparable in size to our company in terms of annual revenues and the value of ongoing operations. The Compensation Committee periodically reviews the composition of our compensation peer group and reviews the compensation paid at these companies, as well as their corporate performance, and other factors in determining the appropriate compensation levels for our executives. The companies comprising our compensation peer group are:
•	BJ Services Company

•	Cal-Dive International, Inc.

•	Global Industries, Ltd.

•	National Oilwell Varco, Inc.

•	Newpark Resources Inc.

•	Oceaneering International, Inc.

•	Pride International, Inc.

•	Smith International, Inc.

•	Tetra Technologies, Inc.

•	Veritas DGC Inc.

•	W-H Energy Services, Inc.

•	Weatherford International Ltd.
Elements of Compensation
     Base Salary. Base salary is the fixed annual compensation we pay to an executive for performing specific job responsibilities. It represents the minimum income an executive may receive in any given year. We target base salaries to result in annual salaries at approximately the market median of our peer group for executives having similar responsibilities. The Compensation Committee may adjust salaries based on its annual review of the following factors:
•	the individual’s experience and background;

•	the individual’s performance during the prior year;

•	the general movement of salaries in the marketplace; and

•	our financial and operating results.

     As a result of these factors, a particular executive’s base salary may be above or below the targeted median at any point in time. Messrs. Bergmark, Davis and Denson received an average 10% merit increase in 2006 as a result of our financial performance and the returns experienced by our shareholders; despite these factors, Mr. Demshur’s salary did not change as a result of his request to the Committee that his salary not be increased in 2006. On August 10, 2006, the Supervisory Board also approved a one-time salary adjustment to compensate for the elimination of the car allowance perquisite. Each executive officer’s salary increased by approximately $4,570.
     On January 31, 2007, the Compensation Committee approved merit increases for our named executive officers so that their 2007 base salary amounts will be: Mr. Demshur, $625,000; Mr. Bergmark, $380,000; Mr. Davis, $370,000; and Mr. Denson, $312,000.
     Non-Equity Incentive Compensation. The Compensation Committee determines the terms under which the annual incentive compensation will be paid to executive officers. The purpose of these awards is to:
•	Share our success with employees;

•	Provide a financial incentive to focus on specific performance targets;

•	Reward employees based on individual and team performance;

•	Promote a sense of shared accomplishment among employees; and

•	Encourage employees to continually improve our financial and operating performance and thereby create shareholder value.
     Under our annual incentive plan, the Compensation Committee has the discretion to set goals and objectives that it believes are consistent with creating shareholder value, including financial measures, operating objectives, growth goals and other measures. The Compensation Committee also considers individual achievement. The Compensation Committee designs these awards so that cash incentive compensation will approximate the market median when individual and corporate strategic objectives are achieved and will exceed the market median when performance plans are exceeded. Annual incentive awards are designed to put a significant portion of total compensation at risk.
     For fiscal 2006, the following performance measures were selected and weighted by the Compensation Committee to give emphasis to performance for which participants have the most direct control:
•	50% of the annual incentive payout was based on an earnings per share target;

•	25% of the annual incentive payout was based on an earnings before interest and taxes, or EBIT, target; and

•	25% of the annual incentive payout was based on a discretionary component, which allows for recognition of outstanding effort and dedication.
     Company performance goals include a threshold level below which no award will be payable. Threshold performance is generally set at 85% of budget and over a normal business cycle, we expect to achieve our threshold performance level 80% of the time. Target performance is generally set at the budgeted level for the year and we generally expect to achieve our target performance level 50-60% of the time. Maximum performance is generally set at 115% of budget and we expect to achieve or exceed this level 20% of the time. Since this plan began nine years ago, we have achieved performance in excess of the target four times (or 44% of the time) and have achieved the maximum level three times (or 33% of the time).
     Under the annual incentive plan, a target award opportunity is established as a percentage of salary for each executive officer based upon a review of the competitive data for that officer’s position, level of responsibility and ability to impact our financial success. The target award opportunity for each of Messrs. Demshur, Bergmark, Davis and Denson is 75%, 50%, 50% and 37.5%, respectively. Under their employment agreements, each of Messrs. Demshur, Bergmark, Davis and Denson is entitled to receive amounts of up to 150%, 100%, 100% and 75%, respectively. These percentages result in two times our target amounts, which we believe are consistent with amounts provided by companies in our peer group.

     Execution of our business strategy in 2006 led to growth in revenues, earnings and return on invested capital ultimately providing industry leading shareholder returns. As a result, our diluted earnings per share and EBIT were $3.07 and $123.6 million, respectively, which exceeded our maximum performance targets for 2006. Each executive officer received a cash incentive payment as reflected in the Summary Compensation Table, which amounts represent for Mr. Demshur, 150% of his year-end base salary; Mr. Bergmark, 100% of his year-end base salary; Mr. Davis, 100% of his year-end base salary; and Mr. Denson, 75% of his year-end base salary.
     Equity Incentive Compensation. We currently administer long-term incentive compensation awards through our 1995 Long-Term Incentive Plan, as amended, or “LTIP.” Specifically, we encourage share ownership by awarding long-term equity incentive awards under programs under our LTIP, consisting of the Performance Share Award Program, or “PSAP,” Restricted Share Award Program, or “RSAP,” and Executive Restricted Share Matching Program, or “ESMP.” We believe that widespread common share ownership by key employees is an important means of encouraging superior performance and employee retention. Our equity-based compensation programs encourage performance and retention by providing additional incentives for executives to further our growth, development and financial success by personally benefiting through the ownership of our common shares and/or rights, which recognize growth, development and financial success over a longer time horizon.
     From our inception in 1995 to 2001, we awarded stock options as the primary form of equity compensation. In 2001, we reassessed the form of award and elected to begin the use of restricted share grants, which we believe are a stronger motivational tool for our employees. Restricted share awards provide some value to an employee during periods of stock market volatility, whereas stock options may have limited perceived value and may do little to retain and motivate employees when the current value of the company’s stock is less than the option price. Currently, our long-term equity incentive compensation is exclusively in the form of restricted shares and performance restricted shares.
     The Equity Awards Committee, a subcommittee of our Compensation Committee, based on recommendations from our Chief Executive Officer, determines the amount and terms of our long-term incentive awards by periodically reviewing competitive market data and each executive’s long-term past performance, ability to contribute to our future success, and time in the current job. The subcommittee takes into account the risk of losing the executive to other employment opportunities and the value and potential for appreciation in our shares. The number of shares previously granted or vested pursuant to prior grants is not typically a factor that is used when determining subsequent grants to an executive officer. The subcommittee considers the foregoing factors together and subjectively determines the appropriate magnitude of the award. In 2006, equity-based compensation comprised approximately 48% of total executive officer compensation.
     The subcommittee awards restricted shares and performance restricted shares that vest over a period of years. Restricted share awards vest based on an employee’s continued employment over a period of time. The subcommittee determines the appropriate length of the vesting period which for most restricted shares is at a rate of 1/6 per year over a period of six years. Prior issuances of restricted shares vested 100% at the end of a seven-year period (“cliff vesting”) but the vesting period was subject to acceleration if certain events occurred. The subcommittee selected a slightly shorter vesting period for the 2006 awards and elected to allow a percentage of the awards to vest each year, rather than continue the cliff vesting feature, as a trade-off for the elimination of the accelerator feature contained in the prior awards. Performance restricted shares vest if we achieve certain performance goals generally over a three-year period, which allow us to compensate our employees as we meet or exceed our business objectives.
     We have no program, plan or practice to time the grant of restricted shares or performance shares to executives in coordination with material non-public information.
     Restricted Share Award Program. In May 2006, 6,000 restricted shares were granted to each of Messrs. Bergmark, Davis and Denson. At his request, Mr. Demshur was not granted an award. Subject to continued employment, one-sixth of the shares vest each year for six years on the anniversary of the date of grant. Full vesting will occur if an executive officer’s employment is terminated because of death or disability or upon the occurrence of a change in control if the executive officer has been continuously employed by us from the date of the grant until the change in control. No performance accelerators for early vesting exist within this award. Compensation expense relating to these awards, which we recognized for financial accounting purposes during fiscal 2006, is reflected in footnote 1 to the Summary Compensation Table.

     The 18,000 restricted shares granted to our executive officers represented about 8.3% of the approximately 218,000 shares of restricted stock awarded to approximately 250 employees (5.4% of our total employees). Restricted stock awards may also be made to new hires as an inducement to attract candidates.
     Compensation expense relating to a restricted share award granted during fiscal 2005 was also recognized for financial accounting purposes during fiscal 2006, as described in footnote 1 to the Summary Compensation Table. The shares fully vested on May 1, 2006. See “Information About Our Executive Officers and Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”
     Performance Share Award Program. Under the PSAP, our executive officers were awarded rights to receive a pre-determined number of common shares if certain performance targets were met, as defined in the applicable agreements for the respective three-year performance period. The following discussion relates to a PSAP awards granted in 2003, 2004, and 2005.
     In January 2006, the subcommittee determined that the performance target criteria had been met relating to the performance shares with a three-year performance period that began on January 1, 2003. The awards covered an aggregate of 125,000 performance shares, of which awards with respect to 90,000 shares were granted to our executive officers, and we issued the common shares pertaining to these awards on January 17, 2006. The awards were structured to compensate efforts of our executive officers that generated a higher return to our shareholders as compared to the companies in our peer group over a three-year performance period that ended on December 31, 2005. The performance target criteria for full vesting required our common shares to perform at or above the 75th percentile of the companies comprising the Philadelphia Oil Service Sector Index (“OSX”) at the end of the period. We recognized all compensation expense relating to these awards during fiscal 2005 and therefore no compensation expense relating to the 2003 performance shares is reflected in the summary compensation table.
     In January 2007, the subcommittee determined that the performance target criteria had been met relating to both tranches of the 2004 performance shares, which covered an aggregate (equally divided between the two tranches) for both tranches of 120,000 performance shares, of which awards with respect to 90,000 shares were granted to our executive officers, and we issued the common shares on January 31, 2007. With respect to the performance shares under the first tranche of this award, the performance target criteria for full vesting required our common shares to perform at or above the 75th percentile of the companies comprising the OSX at the end of the three-year period. The other half of the performance shares under these awards fully vested if we achieved a return on equity of 18% or more during the performance period. Compensation expense relating to these awards, which we recognized for financial accounting purposes during fiscal 2006, is reflected in footnote 1 to the Summary Compensation Table.
     Compensation expense relating to a PSAP award granted during fiscal 2005 was also recognized for financial accounting purposes during fiscal 2006, as described in footnote 1 to the Summary Compensation Table, which covers an aggregate of 120,000 performance shares, of which awards with respect to 90,000 shares were granted to our executive officers. The performance shares will vest 100% if our return on equity for the three-year performance period that began on January 1, 2005 equals or exceeds 24%. Partial vesting will occur if our return on equity for the performance period is less than 24% but is at least 20%.
     Executive Restricted Share Matching Program. The ESMP was implemented in June 2002 to encourage personal investment in our common shares by executive officers. Under the program, we matched on a one-for-one basis each share that an executive purchased on the open market or held in his/her deferred compensation, 401(k) or other retirement account as of June 1, 2002, up to a maximum of 50,000 shares per participant. The shares purchased or held by the executives for matching purposes were 47,394, 49,259, 16,492 and 19,708 for Messrs. Demshur, Bergmark, Davis and Denson, respectively. Pursuant to the ESMP, in June 2005, we issued additional restricted shares (the “Restricted Gross-up Shares”) to reimburse them for tax liabilities resulting from the vesting of the original grant in June 2002 of 132,853 restricted shares under the ESMP and their eventual vesting in the Restricted Gross-up Shares. Compensation expense relating to these awards, which we recognized for financial accounting purposes during fiscal 2006, is reflected in footnote 1 to the Summary Compensation Table. For more information about this program, please read “Information About Our Executive Officers and Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table —Executive Restricted Share Matching Program.”

     Health and Welfare Benefits. We offer a standard range of health and welfare benefits to all employees, including our executive officers. These benefits include medical, prescription drug, and dental coverages, life insurance, accidental death and dismemberment, long-term disability insurance, and flexible spending accounts. Our plans do not discriminate in favor of our executive officers.
     401(k). We offer a defined contribution 401(k) plan to substantially all of our employees in the United States. We provide this plan to assist our employees in saving some amount of their cash compensation for retirement in a tax efficient manner. Participants may contribute up to 60% of their base and cash incentive compensation, subject to the current limits under the Internal Revenue Code of 1986, as amended (the “Code”). We match employee contributions under this plan up to the first 4% of the participant’s contribution and may make additional discretionary contributions. For 2006, we contributed an additional 1% of the admissible compensation for each eligible employee, including our executive officers, into the plan to acknowledge the outstanding efforts of our employees.
     Deferred Compensation Plan. Through our subsidiary, Core Laboratories LP, we have adopted a nonqualified deferred compensation plan that permits certain employees, including all executive officers, to elect to defer all or a part of their cash compensation (base, annual incentives and/or commissions) from us until the termination of their status as an employee. Participating employees are eligible to receive a matching deferral under the nonqualified deferred compensation plan that compensates them for contributions they could not receive from us under the 401(k) plan due to the various limits imposed on 401(k) plans by the U.S. federal income tax laws.
     The employer matching contributions vest at a rate of 20% per year over a period of 5 years. Discretionary employer contributions may also be made on behalf of participants in the plan and are subject to discretionary vesting schedules determined at the time of such contributions. Vesting in all employer contributions is accelerated upon the death of the participant or a change in control. Employer contributions under the plan are forfeited upon a participant’s termination of employment to the extent they are not vested at that time.
     Supplemental Executive Retirement Plans. In 1998, based on our review of post-retirement compensation provided by various companies in the oilfield services industry, we adopted a Supplemental Executive Retirement Plan, referred to as the “Group SERP,” for the benefit of certain key employees and outside directors. The Group SERP was established to provide additional retirement income for certain of our then-executive officers and death benefits to the officers’ designated beneficiaries as a reward for the executive officer’s prior contributions and future efforts to our success and growth. Richard Bergmark, David Demshur and Joseph Perna, a former officer and current director, participate in the Group SERP. Please read “Information About Our Executive Officers and Executive Compensation — Pension Benefit Plans — Group SERP” for more information about the Group SERP.
     In 1999, based on our review of post-retirement compensation provided by various companies in the oilfield services industry, we adopted Supplemental Executive Retirement Plans for Monty L. Davis and John D. Denson, which are referred to as the “Individual SERPs.” The terms of the Individual SERPs are similar to that of the Group SERP except that the amount of the retirement benefit is determined using a formula that takes into consideration the participant’s compensation, years of employment, and a five-year vesting schedule. Please read “Information About Our Executive Officers and Executive Compensation — Pension Benefit Plans — Individual SERPs” for more information about the Individual SERPs.
     Other Perquisites and Personal Benefits. We do not offer any perquisites or other personal benefits to any executive with a value over $10,000 beyond those discussed above. We pay for a club membership, which is used for business and personal purposes, for one of our executive officers.
     We believe in the importance of providing attractive intangible benefits to all employees such as open and honest communications, ethical business practices, and a safe work environment.
Executive Compensation Policies
     Share Retention Guidelines. We suggest that each executive and senior manager own our common shares equal in value to at least one times that person’s annual base salary. Alignment with shareholder interests is reflected in current stock ownership among the named executive officers, the value of which ranges from approximately 60 to 150 times annual base salary, as reflected in the beneficial ownership table provided in

“Ownership of Securities — Securities Ownership by Certain Beneficial Owners and Management.” They reflect a significant personal investment in us by the same executives responsible for determining the future success of the organization and the return to shareholders.
     Securities Trading Policy. We prohibit officers and certain other managers from trading our securities on the basis of material, non-public information or “tipping” others who may so trade on such information and from trading in our securities without obtaining prior approval from our General Counsel. If the manager does not have inside information that is material to the business, the officer or manager may trade immediately following quarterly earnings press releases during an Allowed Trading Window. Any exceptions must be requested in writing and signed by one of the following persons: Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or General Counsel. Any derivative transaction which effectively shifts the economic risk of ownership to a third party is not allowed at any time by these officers and certain other managers unless approved by the Compensation Committee.
     Deductibility of Compensation over $1 million. Section 162(m) of the Internal Revenue Code imposes a limit of $1 million, unless compensation is performance based or another exception applies, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its chief executive officer and each of its four other most highly compensated executive officers. Although we have not yet finalized our 2006 tax return, we expect that this limit may apply to certain deductions in the 2006 tax return.
Employment Agreements and Change in Control Agreements
     We maintain employment agreements with our four executive officers to ensure they will perform their roles for an extended period of time. These agreements are described in more detail elsewhere in this proxy statement. Please read “Information About Our Executive Officers and Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreements.” These agreements provide for severance compensation to be paid if the employment of the executives is terminated under certain conditions, such as following a change in control, termination by him for any reason or termination by us for any reason other than upon his death or disability, for “cause” or upon a material breach of a material provision of his employment agreement, each as defined in the agreements.
     The employment agreements between us and our named executive officers and the related severance provisions are designed to meet the following objectives:
     Change in Control. As part of our normal course of business, we engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for merger or being acquired may be in the best interests of our shareholders. We provide severance compensation if an executive’s employment is terminated following a change in control transaction to promote the ability of our senior executives to act in the best interests of our stockholders even though their employment could be terminated as a result of the transaction.
     Termination without Cause. If we terminate the employment of an executive officer without cause as defined in the applicable agreement, we are obligated to continue to pay him certain amounts as described in greater detail in “Potential Payments Upon Termination or Change in Control.” We believe these payments are appropriate because the terminated executive is bound by confidentiality, nonsolicitation and non-compete provisions covering two years after termination and because we and the executive have a mutually agreed to severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our and our shareholders’ best interests.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
Executive Officers
     Currently, our executive officers consist of David M. Demshur, Monty L. Davis, Richard L. Bergmark, and John D. Denson. Biographical information regarding Messrs. Demshur and Bergmark is set forth above. The following biographies describe the business experience of Messrs. Davis and Denson. Our executive officers are not Managing Directors of our Company for purposes of Dutch law.
     Monty L. Davis, who is 52 years of age, joined Western Atlas International in 1977, holding various management positions including Atlas Wireline Division Financial Controller for Europe, Africa and the Middle East from 1983 to 1987, Core Laboratories Division Vice President of Finance from 1987 to 1991, and Atlas Wireline Division vice president of finance and administration from 1991 to 1993. In 1993, Mr. Davis left Western Atlas International and joined Bovar Inc. of Calgary, Canada, an environmental waste disposal company, as chief financial officer. From 1994 to 1995 he served as chief operating officer and from 1995 to 1998 he served as president and chief executive officer of Bovar Inc. Mr. Davis rejoined our Company as Senior Vice President in 1998, and in 1999 was promoted to Chief Operating Officer, the position he currently holds.
     John D. Denson, who is 49 years of age, joined our Company in 1992 and has served as our Vice President, General Counsel and Secretary since 1994. Mr. Denson is a member of the State Bar of Texas.

Summary Compensation
     The following table summarizes, with respect to our Chief Executive Officer and each of our other executive officers, information relating to the compensation earned for services rendered in all capacities during fiscal year 2006.
Summary Compensation for the Year Ended December 31, 2006

						Change in
						Pension Value
						and Nonqualified
				Non-Equity		Deferred
			Stock	Incentive Plan		Compensation	All Other
Name and Principal		Salary	Awards	Compensation		Earnings	Compensation	Total
Position	Year	($)	($)(1)	($)		($)	($)(4)	($)
David M. Demshur President and Chief Executive Officer	2006	504,569	1,088,559	766,200	(2)	(3)	8,953	2,368,281

Richard L. Bergmark Executive Vice President, Chief Financial Officer and Treasurer	2006	324,569	799,096	330,800	(2)	(3)	8,944	1,463,409

Monty L. Davis Chief Operating Officer and Senior Vice President	2006	314,569	559,097	320,800	(2)	(3)	8,940	1,203,406

John D. Denson Vice President, General Counsel and Secretary	2006	264,569	363,581	176,250	(2)	(3)	8,933	813,333

(1)	The amounts included in the “Stock Awards” column include the dollar amount of compensation expense we recognized for the fiscal year ended December 31, 2006 in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended December 31, 2006 included in our annual report on Form 10-K. The awards for which compensation expense was recognized consist of (1) performance shares granted in 2004 ($679,800); (2) performance shares granted in 2005 ($684,900); (3) restricted shares granted in 2005 ($370,926); (4) restricted shares granted in 2006 ($101,624); and (5) Restricted Gross-up Share awards granted in 2002 ($973,074). See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for a description of the material features of these awards. No options were awarded to our named executive officers in 2006.

(2)	Calculated based on year-end base salaries of: Demshur, $510,800; Bergmark, $330,800; Davis, $320,800; and Denson, $270,800.

(3)	The change in pension value for each of our named executive officers was: Demshur, $(48,000); Bergmark, $(44,000); Davis, $(30,000); and Denson, $(35,000).

(4)	No executive officer received perquisites in excess of $10,000 in fiscal 2006.

All Other Compensation from Summary Compensation Table
     The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation table above.

		Company-
	Core 401 (k)	Owned Life
Name	Contributions	Insurance(1)	Total
David M. Demshur	8,800	153	8,953

Richard L. Bergmark	8,800	144	8,944

Monty L. Davis	8,800	140	8,940

John D. Denson	8,800	133	8,933

(1)	The amounts shown reflect premiums we pay for life insurance coverage for our executive officers, which insurance payments will be used to assist us with providing death benefits under the Group SERP and Individual SERPs.
Grants of Plan-Based Awards
     The following table provides information concerning each grant of an award made to our Chief Executive Officer and each of our other executive officers in the last completed fiscal year under any plan, including awards that have been transferred.
Grants of Plan-Based Awards for the Year Ended December 31, 2006

							Grant
						All Other	Date Fair
						Stock Awards:	Value of
			Estimated Future Payouts Under Non-			Number of	Stock and
			Equity Incentive Plan Awards			Shares of Stock	Option
		Approval	Threshold	Target	Maximum	or Units	Awards
Name	Grant Date	Date(1)	($)	($)	($)	(#)	#
David M. Demshur			0	383,100	766,200

Richard L. Bergmark	05/15/2006	04/18/2006	0	165,400	330,800	6,000	344,160

Monty L. Davis	05/15/2006	04/18/2006	0	160,400	320,800	6,000	344,160

John D. Denson	05/15/2006	04/18/2006	0	88,125	176,250	6,000	344,160

(1)	The Equity Awards Committee awarded the restricted shares as of May 15, 2006 for administrative purposes only.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
     The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.
     Employment Agreements.
     David M. Demshur. Mr. Demshur serves as our President and Chief Executive Officer pursuant to an employment agreement entered into on August 1, 1998, restated as of December 31, 2001, and amended as of February 28, 2003. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Demshur’s employment agreement entitles him to an original base salary of $420,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 150% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis — Non-Equity Incentive Compensation.” The employment agreement provides that Mr. Demshur is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.
     Richard L. Bergmark. Mr. Bergmark serves as our Chief Financial Officer and Treasurer pursuant to an employment agreement entered into on August 1, 1998, restated as of December 31, 2001, and amended as of February 28, 2003. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Bergmark’s employment agreement entitles him to an original base salary of $236,250, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 100% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis — Non-Equity Incentive Compensation.” The employment agreement provides that Mr. Bergmark is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.
     Monty L. Davis. Mr. Davis serves as our Chief Operating Officer pursuant to an employment agreement entered into on August 1, 1998, restated as of December 31, 2001, and amended as of February 23, 2003. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Davis’ employment agreement entitles him to an original base salary of $231,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 100% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis — Non-Equity Incentive Compensation.” The employment agreement provides that Mr. Davis is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.
     John D. Denson. Mr. Denson serves as our General Counsel, Vice President and Secretary pursuant to an employment agreement entered into on August 1, 1998, restated as of December 31, 2001, and amended as of February 23, 2003. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Denson’s employment agreement entitles him to an original base salary of $199,500, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 75% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under “Compensation Discussion and Analysis — Non-Equity Incentive Compensation.” The employment agreement provides that Mr. Denson is entitled to participate in all of our benefit plans and programs that are available to our other executive employees.
     Restricted Share Award Program. On May 15, 2006, the subcommittee granted approximately 218,000 restricted shares to key employees under the RSAP program. Subject to continued employment with us, these shares vest in the amount of 1/6th of each grant on each of the six annual anniversaries of the date of grant. Full vesting will occur, however, if an employee’s employment with us is terminated by reason of death or disability or if an employee continues in our employment until the date upon which a change in control occurs.

     In 2005, the subcommittee approved awards of 142,600 restricted shares under the RSAP program at a grant date fair value of $26.80 per share. Subject to continued employment with us, all of the shares vest on the seventh anniversary of the date of grant. Full vesting will occur, however, if an employee’s employment with us is terminated by reason of death or disability or if an employee continues in our employment until the date upon which a change in control occurs. This award also contains two performance accelerators either of which, if satisfied, or if certain other events occur as specified in the related agreements, may result in accelerated vesting and require earlier recognition of this expense. The first performance accelerator requires that our average closing stock price attain a level equal to or above $28 per share over a period of 20 consecutive trading days ending within the period beginning on the 21st trading day after April 1, 2006 and ending on April 1, 2008. The second performance accelerator requires the average closing stock price to attain a level equal to or above $32 per share over a period of 20 consecutive trading days ending within the period beginning on the last trading day after April 1, 2008 and ending April 1, 2010. The awards vested on May 1, 2006 when the first performance accelerator was met.
     Executive Restricted Share Matching Program. In order to vest in the Restricted Gross-up Shares, a participant generally must remain in our employment until June 1, 2007 and maintain continuous ownership until such date of (a) the equivalent number of shares the participant initially purchased in order to receive the original restricted matching share award plus (b) a number of the shares received in the restricted matching share award (which number of shares is generally equal to all of the shares included in the restricted matching share award less a percentage of such shares surrendered by the participant to pay applicable taxes upon their vesting). A participant may become vested in some or all of the Restricted Gross-up Shares prior to June 1, 2007 in the event of a change in control or the termination of employment by reason of death, disability, an involuntary termination without cause.
     Performance Share Award Program. Under the PSAP, our executive officers were awarded rights to receive a pre-determined number of common shares if certain performance targets were met, as defined in the applicable agreements for the respective three-year performance period. The PSAP awards reflected in the Summary Compensation and Grant of Plan-Based Awards table were granted in 2004 and 2005.
     2004 PSAP Awards. We granted 90,000 performance shares to our executive officers in 2004. These awards vested at the end of a three-year performance period that ended on December 31, 2006. One-half of these awards were subject to a performance target based on the performance of our common shares as compared to the OSX. The other half of these awards were subject to a performance target based on return on equity as described below.
     OSX Performance Target. Unless there was a change in control, none of these awards would have vested unless our common shares perform at or above the 50th percentile of the return earned by the common stock of the companies comprising the OSX for the three-year period. If our common shares performed at or above the 75th percentile of the companies comprising the index, then all of the performance restricted shares would vest. If our common shares performed between the 50th and 75th percentiles of the companies comprising the index, then an interpolated percentage of between 20% and 100% of the performance restricted shares would vest at the end of the three-year period. If we experienced a change in control prior to the last day of the three-year performance period and we still employed the executive officer, then all of the executive officer’s performance restricted shares would have vested as of the date of the change in control.
     Return on Equity Performance Target. These awards were eligible to vest if our calculated return on equity equaled or exceeded a pre-determined target return on equity of 18%. Return on equity is calculated by dividing earnings before interest and income tax from continuing operations for the performance period by total shareholders’ equity as of the last day of the performance period. Unless there is a change in control, none of these shares would have been issued if our return on equity did not equal or exceed 12% for the three-year performance period. If our return on equity for the performance period equaled 12%, then 20% of the shares would have been issued, and if our return on equity equaled or exceeded 18%, then 100% of the shares would have been issued. If our return on equity for the performance period was greater than 12% but less than 18%, then the number of shares to be issued would have been interpolated based on the terms of the agreement. If a change in control occurred prior to the last day of the performance period and while the executive officer was employed by us, then all of the executive officer’s performance shares would have vested as of the date of the change in control.
     2005 PSAP Awards. We granted 90,000 performance shares to our executive officers in 2005. Assuming the executive officer’s continued employment (or death or disability while employed) and the satisfaction of certain performance goals is achieved, these awards vest at the end of a three-year performance period that began on

January 1, 2005. Unless there is a change in control, none of these shares will be issued if our return on equity is less than 20% for the three-year performance period. If our return on equity for the performance period equals 20%, then 50% of the shares will be issued, and if our return on equity for the performance period equals or exceeds 24%, then 100% of the shares will be issued. If our return on equity for the performance period is greater than 20% but less than 24%, then the number of shares to be issued would be interpolated based on the terms of the agreement.
     Pension Benefit Plans. For a description of our Supplemental Executive Retirement Plans, please read “—Pension Benefit Plans” below.
Outstanding Equity Awards at Fiscal Year End
     The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for our Chief Executive Officer and each of our other executive officers as of the end of our last completed fiscal year.
Outstanding Equity Awards at December 31, 2006

Option Awards				Stock Awards
						Equity
						Incentive Plan	Equity Incentive
						Awards:	Plan Awards:
						Number of	Market or
	Number of			Number of		Unearned	Payout Value of
	Securities			Shares or	Market Value	Shares, Units	Unearned
	Underlying			Units of	of Shares or	or Other	Shares, Units or
	Unexercised	Option		Stock That	Units of Stock	Rights That	Other Rights
	Options	Exercise	Option	Have Not	That Have	Have Not	That Have Not
	(#)	Price	Expiration	Vested	Not Vested	Vested	Vested
Name	Exercisable	($)	Date	(#)	($)	(#)	($)
David M. Demshur	25,000	$18.38	2/11/2008
	80,000	$13.06	4/07/2009
	50,000	$19.38	4/23/2010
	100,000	$16.10	4/03/2011
	150,000	$10.26	9/26/2011
	140,000	$8.84	3/13/2013	27,183 (1)	2,174,640	80,000 (2)	6,480,000

Richard L. Bergmark	20,000	$18.38	2/11/2008
	40,000	$13.06	4/07/2009
	30,000	$19.38	4/23/2010
	35,000	$16.10	4/03/2011
	75,000	$10.26	9/26/2011
	80,000	$8.84	3/13/2013	34,253 (1)	2,740,240	40,000 (2)	3,240,000

Monty L. Davis	30,000	$18.38	8/13/2008
	40,000	$13.06	4/07/2009
	60,000	$19.38	4/23/2010
	55,000	$16.10	4/03/2011
	52,000	$10.26	9/26/2011
	80,000	$8.84	3/13/2013	15,459 (1)	1,236,720	40,000 (2)	3,240,000

John D. Denson	13,506	$18.38	8/13/2008
	6,108	$13.06	4/07/2009
	30,000	$19.38	4/23/2010
	60,000	$16.10	4/03/2011
	60,000	$10.26	9/26/2011
	2,624	$8.84	3/13/2013	17,304 (1)	1,384,320	20,000 (2)	1,620,000

(1)	Consist of 6,000 restricted shares granted to each named executive officer in 2006. The remaining shares consist of Restricted Gross-up Shares. See “Narrative Disclosure to Summary Compensation Table and

Grants of Plan Based Awards Table — Restricted Share Award Program” and “—Executive Restricted Share Matching Program” for a description of the vesting terms of these awards.

(2)	Consist of performance share awards granted in 2005 and in 2004. Please see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Performance Share Award Program” for a description of the vesting terms of these awards.
Option Exercises and Stock Vested
     The following table provides information concerning each exercise of stock option and each vesting of stock, including restricted stock, restricted stock units and similar instruments during the last completed fiscal year on an aggregated basis with respect to each of our executive officers.
Option Exercises and Stock Vested for the Year Ended December 31, 2006

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
	Exercise	Exercise (1)	Acquired on Vesting	Vesting (2)
Name	(#)	($)	(#)	($)
David M. Demshur	55,000	3,015,375	60,000	2,983,200

Richard L. Bergmark	96,000	5,263,200	35,000	1,807,600

Monty L. Davis	40,000 (3)	2,311,600	35,000	1,807,600

John D. Denson	20,376	1,482,436	15,000	745,800

(1)	None of the common shares received upon exercise of these options were sold in the open market unless otherwise noted.

(2)	None of the common shares received upon vesting of these stock awards were sold in the open market.

(3)	All of the common shares received upon the exercise of these options were sold in the open market.
Pension Benefit Plans
     The following table sets forth our executive officers’ information regarding pension benefit plans as of December 31, 2006, including, with respect to each executive officer, the number of years credited under the applicable plan, the actuarial present value of the accumulated pension benefit and the dollar amount of any payments received during the year ended December 31, 2006.
Pension Benefit Plans as of December 31, 2006

		Number of Years	Present Value of	Payments During
		Credited Service	Accumulated Benefit	2006
Name	Plan Name	(#)	($)	($)
David M. Demshur	Group SERP	N/A	1,896,000	—
Richard L. Bergmark	Group SERP	N/A	1,983,000	—
Monty L. Davis	Individual SERP	24.8	1,155,000	—
John D. Denson	Individual SERP	14.3	1,012,000	—
     Group SERP. In 1998, we adopted the Core Laboratories Supplemental Executive Retirement Plan, which we refer to as the “Group SERP,” for the benefit of certain key employees and outside directors. The Group SERP was subsequently amended in 1999, 2001, 2002, and 2003. The Group SERP was established to provide additional retirement income to the participants and death benefits to the participants’ designated beneficiaries as a reward for the participants’ contributions to our success and growth. Richard L. Bergmark, David M. Demshur, and Joseph

Perna, a former employee and current director, participate in the Group SERP. Each participant is entitled to receive a retirement benefit of $250,000 per year, which begins on the participant’s retirement date (which is the later of the participant’s termination of employment or attaining the age of 65 years) and is paid in annual installments until the participant’s death. If a participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the participant’s designated beneficiary is entitled to receive $250,000 each year until such payments have been made for an aggregate of 15 years to both the participant and such designated beneficiary. If the participant dies before his retirement date, the designated beneficiary of the deceased participant is entitled to receive $225,000 each year for 15 years. Each participant’s benefit under the Group SERP is fully vested and fully accrued. Each participant has made an irrevocable election to receive a lump sum payment if a change in control occurs. The lump sum amount will be equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant’s retirement. Benefits under the Group SERP may be forfeited only in the event of a participant’s termination for cause (defined as the participant’s conviction of a felony or a misdemeanor involving moral turpitude).
     Individual SERPs. In 1999, we adopted the Core Laboratories Supplemental Executive Retirement Plans for Monty L. Davis and John D. Denson, which we refer to as the “Individual SERPs.” The Individual SERPs provide participants an annual retirement benefit, which begins on the participant’s retirement date (which is the later of the participant’s termination of employment or attaining the age of 65 years) and is paid in annual installments until the participant’s death. The annual retirement benefit is equal to 2% of the participant’s final average pay (defined below) for each year of credited service (not to exceed 25 years of credited service). In the event of a change in control while the executive is employed by us or the involuntary termination of the executive’s employment without cause within six months prior to a change in control, Messrs. Davis and Denson will receive an annual retirement benefit in the amount equal to the greater of the amount determined above or $150,000. If a participant dies on or after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then the participant’s designated beneficiary is entitled to the retirement benefit described above each year until such payments have been made for an aggregate of 15 years to both the participant and his designated beneficiary. In the event that a participant dies before his retirement date, his designated beneficiary will receive an annual retirement benefit in the amount equal to the greater of the amount determined above or $150,000 for 15 years. Additionally, the participant may make an irrevocable election to receive a lump sum payment if a change in control occurs. The lump sum amount would be equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant’s retirement. A participant will forfeit his interest in an Individual SERP if he is terminated for cause (defined as the participant’s conviction of a felony or a misdemeanor involving moral turpitude).
     A participant’s “final average pay” for purposes of calculating the annual retirement benefit under an Individual SERP is the average of the participant’s annual base salary for the five consecutive calendar years (or, if shorter, all consecutive calendar years) immediately preceding the calendar year in which occurs the earlier of the participant’s death or termination of employment. In the event a change in control occurs (as defined in the Individual SERP), “final average pay” is the greater of (x) the amount determined above, and (y) the participant’s annual base salary for the five consecutive calendar years (or, if shorter, all consecutive calendar years) immediately preceding the calendar year in which the change in control occurs.
     We have purchased insurance coverage on the lives of Messrs. Demshur, Bergmark, Perna, Davis and Denson to assist us in providing benefits under the Group and Individual SERPs. We are the owner and beneficiary of the insurance coverage for which all of the Group SERP and the Individual SERP premiums are fully paid. Based on actuarial calculations (including a 12% earnings rate assumption), the benefits paid to us under the insurance policies should be sufficient to cover the costs of the Group and Individual SERPs’ benefits for these individuals. However, to the extent the death benefits under the policies are insufficient to cover those costs, we are obligated to pay the remainder out of other general assets to absorb any shortfall.
Nonqualified Deferred Compensation
     The following table sets forth our executive officers’ information regarding nonqualified deferred compensation plans, including, with respect to each executive officer, the aggregate contributions made by such executive officer during the year ended December 31, 2006, the aggregate contributions made by the company during the year ended December 31, 2006, on behalf of the executive officer, the aggregate interest or other earnings accrued during the year ended December 31, 2006, the aggregate value of withdrawals and distributions to the executive officer during the year ended December 31, 2006 and balance of account as of December 31, 2006.

Nonqualified Deferred Compensation for the Year Ended December 31, 2006

					Aggregate
	Executive	Registrant		Aggregate	Balance at
	Contributions	Contributions in	Aggregate	Withdrawals/	December 31,
	in 2006	2006	Earnings in 2006	Distributions	2006
Name	($)	($)	($)	($)	($)
David M. Demshur	105,667	39,970	843,840	0	1,924,315
Richard L. Bergmark	9,703	15,903	98,376	0	244,496
Monty L. Davis	32,566	14,983	145,570	0	399,186
John D. Denson	11,949	8,241	57,952	0	154,394
     Core Laboratories LP, one of our principal subsidiaries, sponsors a deferred compensation plan that allows certain officers, including all of our executive officers, and selected highly compensated employees, to defer a portion of their salary, bonus, commissions, as well as the amount of any reductions in their deferrals under the Core Laboratories Profit Sharing and Retirement Plan (“401(k) Plan”) due to certain limitations imposed by the Code (“excess deferrals”). The plan provides for employer matching contributions to be made on behalf of participants who make excess deferrals. The amount of the employer matching contribution is 100% of the participant’s excess deferrals up to 4% of such participant’s compensation when combined with the employer matching contributions made under the 401(k) Plan for such participant. The matching contribution is intended to compensate participants for the employer matching contributions they could not receive under the 401(k) Plan due to limitations applicable to the 401(k) Plan.
     Beginning in 2007, the employer will make matching contributions on all participant salary reduction deferrals to the plan. The plan also provides for employer contributions equal in amount to certain forfeitures of, and/or reductions in, employer contributions that participants could have received under the 401(k) Plan in the absence of certain limitations imposed by the Code. These employer matching contributions vest ratably at a rate of 20% per year based upon the participant’s employment with the employer such that a participant is fully vested in such contributions and future employer matching contributions after his fifth year of employment. Discretionary employer contributions may also be made on behalf of participants in the plan and are subject to discretionary vesting schedules determined at the time of such contributions. Vesting in all employer contributions is accelerated upon the death of the participant while employed by us or a change in control. Employer contributions under the plan are forfeited upon a participant’s termination of employment to the extent they are not vested at that time. Distributions of a participant’s plan benefits can only be made under certain prescribed circumstances, such as termination of employment or upon a specified date as elected by the participant. In the event of a termination of employment (other than by death or disability) of a “key employee,” distributions must be delayed for six months. A participant’s plan benefits include the participant’s deferrals, the vested portion of the employer’s contributions, and deemed investment gains and losses on such amounts. In the case of a participant who dies while employed with the employer, an additional $50,000 life insurance benefit will also be paid under the plan to the participant’s beneficiary. The plan will be amended to comply with the American Jobs Creation Act of 2004 to reflect certain statutorily mandated requirements applicable to the plan, which amendments are anticipated to occur in 2007.
Potential Payments Upon Termination or Change in Control
     We have entered into certain agreements and maintain certain plans that will require us to provide compensation and/or benefits to our named executive officers in the event of a termination of employment or a change in control of the Company. The compensation and benefits described below assume that any termination of employment was effective as of December 31, 2006, and thus includes amounts earned through that date. The description set forth below provides estimates of the compensation and benefits that would be provided to the executives upon their termination of employment; however, in the event of an executive’s separation from the Company, any actual amounts will be determined based on the facts and circumstances in existence at that time.

     Employment Agreements.
     David M. Demshur. Mr. Demshur’s employment agreement includes provisions governing the payment of severance benefits if his employment is terminated by him for any reason or by the Company for any reason other than (1) his death or disability, (2) for cause (i.e., his conviction of any felony or a misdemeanor involving moral turpitude), or (3) his material breach of a material provision of his employment agreement. In such event, Mr. Demshur’s severance benefits will be comprised of:
(a)	the payment of a lump-sum amount equal to the sum of:
— 200% of his base salary as in effect immediately prior to the termination; and

— two times 45% of the maximum annual incentive bonus he could have earned pursuant to his employment agreement;
(b)	provision of a benefits package for Mr. Demshur and his spouse and dependent children consisting of medical, hospital, dental, disability and life insurance benefits at least as favorable as those benefits provided to Mr. Demshur and his spouse and dependent children immediately prior to his termination, for as long as Mr. Demshur and his spouse or dependent children are living;

(c)	the payment of a lump-sum amount equal to the non-vested employer contributions allocated to his account under our 401(k) Plan that are forfeited as a result of the termination;

(d)	the full and immediate vesting and exercisability of all of his outstanding stock options, which options shall remain exercisable for the greater of (1) three months following such termination, or (2) the period provided in the plan or plans pursuant to which such stock options were granted; and

(e)	the provision of outplacement services at a cost not to exceed 100% of the his annual base salary as in effect immediately prior to the termination.
     As a result, assuming Mr. Demshur’s employment was terminated effective as of December 31, 2006, by him for any reason or by us for any reason other than upon his death or disability, for cause, or due to his material breach of a material provision of his employment agreement, he would have been entitled to:
•	a lump-sum payment of $1,711,180, which assumes a base salary of $510,800 and 45% of the maximum annual incentive bonus equal to $340,584;

•	benefits described in clause (b) above valued at approximately $239,000; and

•	outplacement services in an amount not to exceed $510,800.
As of December 31, 2006, Mr. Demshur was fully vested in the employer contributions allocated to his account under our 401(k) Plan as of December 31, 2006, and in his stock options outstanding as of December 31, 2006.
     For purposes of calculating the lifetime medical benefits, we assume the following:
•	a discount rate of 6%;

•	mortality under the 1994 Group Annuity Reserving Table projected to 2002;

•	a medical trend of 5% per annum;

•	that medical benefits are to be coordinated with Medicare such that premiums will be reduced by 50% for ages 65 and older; and

•	that the health plan is fully insured and community rated and will continue to be so in the future.
     For purposes of calculating the welfare benefits, we assume the following:

•	the basic life insurance benefit was valued as a whole life premium a discount rate of 5%;

•	mortality under the 1994 Group Annuity Reserving Table projected to 2002;

•	the accidental death and disability coverage was valued as 11.5% of the value of basic life insurance benefit, per the current premium ratio and this benefit was assumed to continue beyond age 65; and

•	the long-term disability premium was escalated at 4% to age 65, reflecting the age-related incidence of disability as well as increased administrative costs; no value is attributed to the benefit beyond age 65, as long-term disability coverage is rarely available once employment ends.
     If Mr. Demshur’s employment is terminated as a result of his death or disability, Mr. Demshur (if living), his spouse, and/or his dependent children, as applicable, will be entitled to the benefits described under clauses (b) and (d) above. As a result, assuming Mr. Demshur’s employment was terminated effective as of December 31, 2006, as a result of his death or disability, we would be obligated to provide severance benefits valued at approximately $239,000 (determined as described above).
     If Mr. Demshur’s employment is terminated for any reason within three years following a change in control (as defined in his employment agreement), he will be entitled to the same benefits described above except that (a) certain of his outstanding stock options shall remain exercisable for the greater of (i) one year following such termination, or (ii) the period provided in the plan or plans pursuant to which such stock options were granted, and (b) the lump-sum payment described in the first bullet point above shall be equal to three times the sum of:
•	his base salary as in effect immediately prior to his termination of employment; and

•	the greater of (A) 45% of the maximum annual incentive bonus he could have earned pursuant to his employment contract for the year in which his employment terminates or (B) the highest annual bonus he received in the three fiscal years ending prior to the fiscal year in which occurred the change in control.
     Additionally, if any of the payments or benefits described above, or any other payments or benefits that are payable to Mr. Demshur by us, would be subject to the excise tax imposed by Section 4999 of the Code (so-called “parachute payments”), then Mr. Demshur will be entitled to receive a gross-up payment such that, after the payment of any income, excise or other tax on the gross-up payment, Mr. Demshur retains an amount sufficient to pay all such excise taxes.
     As a result, assuming that a change in control of the Company occurred and Mr. Demshur’s employment was terminated effective as of December 31, 2006, in addition to the severance benefits he would have been entitled to receive as described above, he would be entitled to receive: (a) a lump-sum payment of $1,220,800 ($510,800 + $710,000) (comprised of an additional 100% of his base salary as of December 31, 2006 and the additional bonus amount); and (b) a tax gross-up payment of $4,466,444. See “—Excise Tax Gross-up” for a discussion of the assumptions we used in connection with the calculation of the tax gross-up payment.
     Mr. Demshur’s employment agreement contains a standard confidentiality and nonsolicitation provisions and requires that Mr. Demshur not compete with the business conducted by the Company at any time during the period that he is employed by the Company and for the two-year period thereafter unless his employment with the Company is terminated by him for good reason (as defined in his employment agreement), or by the Company for cause. Notwithstanding, the post-employment noncompetition and nonsolicitation restrictions terminate upon a change in control of the Company.
     Richard L. Bergmark. The terms of Mr. Bergmark’s amended and revised employment agreement relating to severance and change in control benefits are substantially identical to those contained in Mr. Demshur’s employment agreement described above.
     As a result, assuming Mr. Bergmark’s employment was terminated effective as of December 31, 2006, by him for any reason or by us for any reason other than upon his death or disability, for cause, or by reason of his material breach of a material provision of his employment agreement, he would have been entitled to:

•	a lump-sum payment of $959,320 (assuming a base salary of $330,800 and 45% of the maximum annual incentive bonus equal to $148,860);

•	benefits described in clause (b) contained above in the description of Mr. Demshur’s severance benefits provided under his employment agreement valued at approximately $236,500 (this figure is based on the same assumptions used in determining the corresponding amount under Mr. Demshur’s employment agreement above); and

•	outplacement services of a value not to exceed approximately $330,800.
As of December 31, 2006, Mr. Bergmark was fully vested in the employer contributions allocated to his account under our 401(k) Plan as of December 31, 2006, and in his stock options outstanding as of December 31, 2006.
     If Mr. Bergmark’s employment is terminated as a result of his death or disability, Mr. Bergmark (if living), his spouse, and/or his dependent children, as applicable, will be entitled to the benefits described under clauses (b) and (d) contained above in the description of Mr. Demshur’s severance benefits provided under his employment agreement. Please read “Employment Agreements — Mr. Demshur.” As a result, assuming Mr. Bergmark’s employment was terminated effective as of December 31, 2006, as a result of his death or disability, we will be obligated to provide severance benefits valued at approximately $1,526,620 (determined as described above).
     Assuming that a change in control of the Company occurred and Mr. Bergmark’s employment was terminated effective as of December 31, 2006, in addition to the severance benefits he would have been entitled to receive as described above, he would be entitled to receive: (a) a lump-sum payment of $611,800 ($330,800 + $281,000) (comprised of an additional 100% of his base salary as of December 31, 2006, and the additional bonus amount); and (b) a tax gross-up payment of $2,390,683.
     Mr. Bergmark’s employment agreement contains a standard confidentiality and nonsolicitation provision and requires that Mr. Bergmark not compete with the business conducted by the Company at any time during the period that he is employed by the Company and for the two-year period thereafter unless his employment with the Company is terminated by him for good reason (as defined in his employment agreement), or by the Company for cause. Notwithstanding, the post-employment noncompetition and nonsolicitation restrictions terminate upon a change in control of the Company.
     Monty L. Davis. The terms of Mr. Davis’s amended and revised employment agreement relating to severance and change in control benefits are substantially identical to those contained in Mr. Demshur’s employment agreement described above.
     As a result, assuming Mr. Davis’s employment was terminated effective as of December 31, 2006, by him for any reason or by us for any reason other than upon his death or disability, for cause, or by reason of his material breach of a material provision of his employment agreement, he would have been entitled to:
•	a lump-sum payment of $930,320 (assuming a base salary of $320,800 and 45% of the maximum annual incentive bonus equal to $144,360);

•	benefits described in clause (b) contained above in the description of Mr. Demshur’s severance benefits provided under his employment agreement valued at approximately $256,600 (this figure is based on the same assumptions used in determining the corresponding amount under Mr. Demshur’s employment agreement above); and

•	outplacement services of a value not to exceed approximately $320,800.
As of December 31, 2006, Mr. Davis was fully vested in the employer contributions allocated to his account under our 401(k) Plan as of December 31, 2006, and in his stock options outstanding as of December 31, 2006.
     If Mr. Davis’s employment is terminated as a result of his death or disability, Mr. Davis (if living), his spouse, and/or his dependent children, as applicable, will be entitled to the benefits described under clauses (b) and (d) contained above in the description of Mr. Demshur’s severance benefits provided under his employment agreement.

Please read “Employment Agreements — Mr. Demshur.” As a result, assuming Mr. Davis’s employment was terminated effective as of December 31, 2006, as a result of his death or disability, we would be obligated to provide severance benefits valued at approximately $1,507,720 (determined as described above).
     Assuming that a change in control of the Company occurred and Mr. Davis’s employment was terminated effective as of December 31, 2006, in addition to the severance benefits he would have been entitled to receive as described above, he would have been entitled to receive: (a) a lump-sum payment of $585,800 ($320,800 + $265,000) (comprised of an additional 100% of his base salary as of December 31, 2006 and the additional bonus amounts); and (b) a tax gross-up payment of $2,416,588.
     Mr. Davis’s employment agreement contains a standard confidentiality and nonsolicitation provision and requires that Mr. Davis not compete with the business conducted by the Company at any time during the period that he is employed by the Company and for the two-year period thereafter unless his employment with the Company is terminated by him for good reason (as defined in his employment agreement), or by the Company for cause. Notwithstanding, the post-employment noncompetition and nonsolicitation restrictions terminate upon a change in control of the Company.
     John D. Denson. The terms of Mr. Denson’s amended and revised employment agreement relating to severance and change in control benefits are substantially identical to those contained in Mr. Demshur’s employment agreement described above.
     As a result, assuming Mr. Denson’s employment was terminated effective as of December 31, 2006, by him for any reason or by us for any reason other than upon his death or disability, for cause, or by reason of his material breach of a material provision of his employment agreement, he would have been entitled to:
•	a lump-sum payment of $724,390 (assuming a base salary of $270,800 and 45% of the maximum annual incentive bonus of $91,395);

•	benefits described in clause (b) contained above in the description of Mr. Demshur’s severance benefits provided under his employment agreement valued at approximately $247,100 (this figure is based on the same assumptions used in determining the corresponding amount under Mr. Demshur’s employment agreement above); and

•	outplacement services of a value not to exceed $270,800.
As of December 31, 2006, Mr. Denson was fully vested in the employer contributions allocated to his account under our 401(k) Plan as of December 31, 2006, and in his stock options outstanding as of December 31, 2006.
     If Mr. Denson’s employment is terminated as a result of his death or disability, Mr. Denson (if living), his spouse, and/or his dependent children, as applicable, will be entitled to the benefits described under clauses (b) and (d) contained above in the description of Mr. Demshur’s severance benefits provided under his employment agreement. Please read “Employment Agreements — Mr. Demshur.” As a result, assuming Mr. Denson’s employment was terminated effective as of December 31, 2006, as a result of his death or disability, we would be obligated to provide severance benefits valued at approximately $1,242,290 (determined as described above).
     Assuming that a change in control of the Company occurred and Mr. Denson’s employment was terminated effective as of December 31, 2006, in addition to the severance benefits he would have been entitled to receive as described above, he would also be entitled to receive; (a) an additional lump-sum payment of $420,800 ($270,800 + $150,000) (comprised of an additional 100% of his base salary as of December 31, 2006, and additional bonus amount); and (b) a tax gross-up payment of $1,376,242.
     Mr. Denson’s employment agreement contains a standard confidentiality and nonsolicitation provision and requires that Mr. Denson not compete with the business conducted by the Company at any time during the period that he is employed by the Company and for the two-year period thereafter unless his employment with the Company is terminated by him for good reason (as defined in his employment agreement), or by the Company for cause. Notwithstanding, the post-employment noncompetition and nonsolicitation restrictions terminate upon a change in control of the Company.
     Nonqualified Deferred Compensation Plan.
     See the Nonqualified Deferred Compensation Table and subsequent narrative discussion for a description of the benefits payable to the named executive officers under the Nonqualified Deferred Compensation Plan upon death or separation from service, and in connection with a change in control.
     Supplemental Executive Retirement Plans.
     Please see the Pension Benefits Table and narrative that follows the table for a discussion of the benefits payable to the named executive officers under the Group SERP or Individual SERPs upon death or separation from service, and in connection with a change in control. As described in the Pension Benefits Table, if a participant in the Group SERP or an Individual SERP made a timely election, he would be entitled to receive a lump sum payment upon a change in control of the Company equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant’s retirement. Assuming they so elect and assuming a change in control of the Company occurred on December 31, 2006, Messrs. Bergmark, Demshur, Davis, and Denson would have been entitled to receive a lump-sum payment of $1,983,000, $1,896,000, $1,155,000, and $1,012,000, respectively. These figures were determined by our actuary based on information we provided and assume, among other things: (a) an interest rate of 4.64%, and (b) the applicable mortality table under section 417(e)(3)(A)(ii)(l) of the Code.
     Restricted Share Award Program and Performance Share Award Program.
     Awards under our RSAP will vest in full in the event an executive officer’s service is terminated by reason of his death or disability or upon the occurrence of a change in control. As a result, assuming such event occurred on December 31, 2006, Messrs. Bergmark, Davis, and Denson would have each become vested in $486,000 worth of common shares. Mr. Demshur did not have any outstanding RSAP awards at December 31, 2006.
     Awards under our PSAP will vest in full if we undergo a change in control prior to the last day of the applicable three-year performance period and the executive officer is in our employ at such time. As a result, assuming such event occurred on December 31, 2006, Messrs. Demshur, Bergmark, Davis, and Denson would have become vested in $6,480,000, $3,240,000, $3,240,000, and $1,620,000 worth of common shares, respectively.
     Executive Restricted Share Matching Program.
     Some or all of the Restricted Gross-up Shares issued under our ESMP will vest in full prior to June 1, 2007 in the event of a change in control or the termination of employment by reason of death, disability, an involuntary termination without cause or after attaining the age of 60 and completing 10 years of employment with us. As a result, assuming any such event occurred on December 31, 2006, and assuming that all Restricted Gross-up Shares were eligible for accelerated vesting, Messrs. Demshur, Bergmark, Davis and Denson would have become vested in $2,174,640, $2,260,240, $756,720, and $904,320 worth of common shares, respectively.
     Excise Tax Gross-up.
     Upon a change in control, our executive officers may be subject to certain excise taxes pursuant to Section 4999 of the Code (which imposes a 20% excise tax on certain excess parachute payments). In such case, we have agreed to pay each of our executive officers a gross-up payment such that, after the payment of any income, excise or other tax on the gross-up payment, the executive officer retains an amount sufficient to pay all excise taxes pursuant to Section 4999 of the Code.
     The calculation of the Section 4999 gross-up amounts described above is based upon an excise tax rate under Section 4999 of 20%, a 35% federal income tax rate and a 1.45% medicare tax rate. For purposes of the gross-up calculations, we have assumed that (1) no amounts will be discounted as attributable to reasonable compensation, (2) all cash severance payments are contingent on a change in control (although we believe there may be a viable position to the contrary with respect to at least a portion of the cash severance payments), and (3) we could rebut the presumption required under applicable regulations that the restricted shares granted in 2006 were contingent upon a change in control.
     The tax gross-up payment described above will be payable to the executive for any excise tax incurred under Section 4999 of the Code regardless of whether his employment is terminated. However, the amount of the gross-up payment will change based upon whether the executive’s employment with us is terminated because the amount of compensation subject to the Section 4999 excise tax will change.
REPORT OF THE COMPENSATION COMMITTEE
     During the last fiscal year, and this year in preparation for the filing of this proxy statement with the SEC, the Compensation Committee:
•	reviewed and discussed the Company’s disclosure set forth herein below the heading “Compensation Discussion and Analysis” with management; and

•	based on the reviews and discussions referred to above, recommended to the Supervisory Board that the disclosure set forth herein below the heading “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2006.
     Submitted by the Compensation Committee of the Board of Supervisory Directors.
Compensation Committee
D. John Ogren (Chairman)
Rene R. Joyce
Joseph R. Perna

REPORT OF THE AUDIT COMMITTEE
     The Audit Committee currently consists of Messrs. Kearney, Perna, and Joyce. The Company has determined that: (1) each member of the Audit Committee is independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE and, to extent consistent therewith, the Dutch Code; and (2) all current Audit Committee members are financially literate. In addition, Mr. Kearney qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act and as defined in the Dutch Code.
     During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, the Audit Committee:
•	reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2006 with management and with the independent auditors;

•	considered the adequacy of the Company’s internal controls and the quality of its financial reporting, and discussed these matters with management, with the internal auditors and with the independent auditors;

•	reviewed and discussed with the independent auditors (1) their judgments as to the quality of the Company’s accounting policies, (2) the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and the independent auditors’ independence, and (3) the matters required to be discussed by Statements on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants;

•	discussed with management, with the internal auditors and with the independent auditors the process by which the Company’s chief executive officer and chief financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including reports on Forms 10-K and 10 Q;

•	pre-approved all auditing services and non-audit services to be performed for the Company by the independent auditors as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining PricewaterhouseCoopers’ independence, and concluded that PricewaterhouseCoopers’ independence was not compromised by the provision of such services (details regarding the fees paid to PricewaterhouseCoopers in fiscal 2006 for audit services, audit-related services, tax services and all other services, are set forth at “Audit Fee Summary” below); and

•	based on the reviews and discussions referred to above, recommended to the Supervisory Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
     As recommended by the NYSE’s corporate governance rules, the Audit Committee also considered whether, to assure continuing auditor independence, it would be advisable to regularly rotate the audit firm itself. The Audit Committee has concluded that the current benefits to the Company from continued retention of PricewaterhouseCoopers warrant retaining the firm at this time. The Committee will, however, continue to review this issue on an annual basis.
     A copy of the Company’s Audit Committee’s written charter may be found on the Company’s website, at http://www.corelab.com/governance.
     Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee’s charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.
     The Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and receives the communications described above. The Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.
     Submitted by the Audit Committee of the Board of Supervisory Directors.
Audit Committee
Michael C. Kearney (Chairman)
Rene R. Joyce
Joseph R. Perna

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Fee Summary
     Set forth below is a summary of the total fees paid to our independent registered public accounting firm, PricewaterhouseCoopers, for fiscal years 2006 and 2005. These fees consisted of:

	2006	2005 (1)
Audit Fees	$2,970,354	$3,139,988
Audit Related Fees	314,551	372,688
Tax Fees	137,905	123,933
All Other Fees	198,306	0
Total	$3,621,116	$3,723,988

(1)	Prior year fees have been restated to reflect actual fees paid.
     Audit Fees. Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002.
     Audit-Related Fees. Audit-related fees consist primarily of statutory audits of subsidiaries required by governmental or regulatory bodies and attestation services required by statute or regulation; and certain agreed-upon procedures including accounting and research work necessary to comply with generally accepted auditing standards.
     Tax Fees. Tax fees include professional services provided for preparation of federal and state tax returns, review of tax returns prepared by the Company, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audit.
     All Other Fees. Other fees consist primarily of comfort letters, consents, research and consulting, and work performed related to other SEC filings.

MATTERS TO BE VOTED ON
Item 1. Election of Supervisory Directors
     Our articles of association provide for one or more Supervisory Directors. Our Supervisory Board currently has eight members who are divided into three classes of Supervisory Directors. Each class is elected for a term of three years such that the term of one class of Supervisory Director expires at the annual meeting each year. At this year’s annual meeting we will be electing three Class II Supervisory Directors. The Supervisory Board is proposing the election of Messrs. D. John Ogren, Joseph R. Pena and Jacobus Schouten as Class II Supervisory Directors for a term expiring at the annual meeting in 2009. All of the Class II nominees for Supervisory Director are presently members of the Supervisory Board. Please see “Information About Our Supervisory Directors and Director Compensation — Board of Supervisory Directors” for biographical information of our Supervisory Directors.
     Candidates for Supervisory Director are recommended by the Nominating and Governance Committee to our Supervisory Board. Our Supervisory Board then nominates selected candidates, who are elected at the annual meeting by the affirmative vote of a majority of the votes cast at the meeting. You may vote for any of the nominees, all of the nominees, or for none of the nominees. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting but will count for the purpose of determining the number of shares represented at the meeting.
     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed above. If at the time of, or prior to, the annual meeting any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Supervisory Board. The Supervisory Board has no reason to believe that any substitute nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein. Shareholders may not cumulate their votes in the election of Supervisory Directors.
     The Supervisory Board recommends that shareholders vote “FOR” the nominees for Supervisory Director as set forth above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 2. Confirmation and Adoption of Annual Accounts
     At the annual meeting, as required under Dutch law and our articles of association our shareholders will be asked to confirm and adopt our Dutch Statutory Annual Accounts (the “Annual Accounts”) for the fiscal year ending December 31, 2006, which are our audited consolidated financial statements that are prepared in accordance with Dutch generally accepted accounting principles. In accordance with Article 408, Book 2 of the Dutch Civil Code, the Annual Accounts are our annual accounts and our participation. However, the Annual Accounts do not represent the consolidated accounts of our Company and subsidiaries as presented in our Consolidated Financial Statements contained in our Annual Report on Form 10 K for the year ending December 31, 2006.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to confirm and adopt the Annual Accounts. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.
     The Supervisory Board recommends that shareholders vote “FOR” the confirmation and adoption of the Annual Accounts, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 3. Cancellation of Our Repurchased Shares
     At the annual meeting, our shareholders will be asked to resolve to cancel:
a.	all of the treasury shares we have repurchased up to the date of our annual meeting; and

b.	as soon as we will have repurchased 5% of our issued share capital from time to time during the 18-month period from the date of the annual meeting until October 2008, all such repurchased shares.
     According to the Dutch Civil Code, we can only hold 10% of our issued share capital at one time. This restriction is not typical for a company domiciled in the United States but is imposed on us as a result of our being organized under the laws of The Netherlands. As of December 31, 2006, we held approximately 2,383,390 of our common shares as treasury shares, which equals approximately 9 1/2% of our issued share capital. If our shareholders do not resolve to cancel the above described shares, we would only be able to repurchase on the open market approximately an additional 132,000 common shares under our Share Repurchase Program on the open market.
     Management believes it is in the best interest of our shareholders for the Supervisory Board and management to have the flexibility to purchase additional common shares in the open market should market conditions warrant. Upon the affirmative vote of our shareholders, (i) the shares held on the date of the general meeting of shareholders and (ii) as soon as we will have repurchased 5% of our issued share capital from time to time during the 18-month period from the date of the annual meeting until October 2008, all such repurchased shares will be cancelled in the manner described in Article 2:99(2) and 2:100 of the Dutch Civil Code.
     After the general meeting of shareholders and as soon as we will have repurchased 5% of our issued share capital from time to time during the 18-month period from the date of the annual meeting until October 2008, Core will post a copy of the minutes of the annual meeting of shareholders at the Dutch commercial registry and will subsequently publish a notice of each deposit in a Dutch daily newspaper. If no creditors oppose the capital reduction within two months after each respective publication in a Dutch daily newspaper, then the cancellation of the shares will become effective after this two-month waiting period.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to cancel our repurchased shares if more than one-half of our issued share capital is represented at the annual meeting. If less than one-half of our issued share capital is represented at the annual meeting, then the affirmative vote of two-thirds of the votes cast at the annual meeting is required to approve the cancellation of our repurchased shares. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.
     The Supervisory Board recommends that shareholders vote “FOR” the cancellation of our repurchased shares, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 4. Extension of Authority to Repurchase Shares Until October 2, 2008
     Under Dutch law and our articles of association, and subject to certain Dutch statutory provisions, we may repurchase up to 10% of our issued share capital in open market purchases at any price that does not exceed $200.00 per share or its equivalent in other currencies. Any such purchases are subject to the approval of the Supervisory Board and the authorization of our shareholders at the annual meeting, which authorization must be renewed every 18 months. In connection with our initial public offering in September 1995, our shareholders authorized such repurchases for a period of 18 months. At each annual meeting subsequent to 1995, our shareholders have renewed that authorization such that the current period is set to expire on December 28, 2007. In 2006, we repurchased approximately 3,579,000 of our common shares for an aggregate purchase price of approximately $235.2 million. We believe that it is in the best interest of our Company and shareholders to have the flexibility to repurchase shares in the future if the Supervisory Board deems it advisable to do so. This authority is similar to that generally afforded under state law to public companies domiciled in the United States.
     At the annual meeting, our shareholders will be asked to approve a further extension of the authority to repurchase up to 10% of our issued share capital from time to time for an additional 18-month period from the date of the annual meeting until October 2008. The exact number of shares which can be repurchased in this period will depend on the number of repurchased shares that will be cancelled pursuant to the proposal under item 3. After the cancellation of repurchased shares, we will again be able to repurchase up to 10% of the then outstanding issued share capital, which can be subsequently be cancelled, and the cycle of cancellation and repurchase may continue.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authorization to repurchase up to 10% of our issued share capital from time to time for an additional 18-month period from the date of the annual meeting. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.
     The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Management Board to repurchase up to 10% of our issued share capital from time to time until October 2, 2008 at a price not to exceed $200.00 per share, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 5. Extension of Authority to Issue Shares of Core Laboratories N.V. Until April 2, 2012
     Our authorized share capital consists of 100 million common shares and 3 million preference shares, each share with a current par value of EUR 0.04. Under Dutch law and our articles of association, the Supervisory Board has the power to issue shares of our authorized share capital as long as the Supervisory Board has been designated and authorized by the shareholders to do so at the annual meeting. An authorization of the Supervisory Board to issue shares may be effective for a period of up to five years and may be renewed on an annual rolling basis. In connection with our initial public offering in September 1995, our shareholders authorized the Supervisory Board to issue shares and/or rights with respect to our shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended the period such that the current period is set to expire on June 28, 2011.
     At the annual meeting, our shareholders will be asked to approve a further extension of this authority to issue shares and/or to grant rights, including options to purchase, with respect to our unissued common and preference shares up to the maximum number of common and preference shares indicated by the authorized share capital for a five-year period from the date of the annual meeting until April 2, 2012. This authority to issue shares is similar to that generally afforded under state law to public companies domiciled in the United States. Management believes that retaining the flexibility to issue shares for acquisition, financing or other business purposes in a timely manner without first obtaining specific shareholder approval is important to our continued growth. Furthermore, our common shares are listed on the NYSE and, accordingly, the issuance of additional shares will remain subject to the rules of the NYSE. In particular, the NYSE requires shareholder approval for the issuance of shares of common stock in excess of 20% of the shares outstanding except for public offerings for cash or bona fide private offerings at a price greater than both the book and market value of a company’s common stock. The authority of the Supervisory Board to issue shares as described in this proxy statement does not include the power to increase the total number of authorized shares of Core Laboratories N.V.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares for a five-year period from the date of the annual meeting. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.
     The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares until April 2, 2012, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 6.	Extension of Authority of Supervisory Board to Limit or Eliminate Preemptive Rights Until April 2, 2012
     Holders of our common shares (other than our employees and employees of our subsidiaries who are issued common shares pursuant to the exercise of options granted under the LTIP and the Director Plan) have a pro rata preemptive right of subscription to any of our common shares issued for cash unless such right is limited or eliminated by our Supervisory Board. Holders of our common shares have no pro rata preemptive subscription right with respect to any common shares issued for consideration other than cash. If designated and authorized by our shareholders at the annual meeting, the Supervisory Board has the power to limit or eliminate such rights. Such an authorization may be effective for up to five years and may be renewed for successive five-year periods. In connection with our initial public offering in September 1995, our shareholders authorized the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended this period such that the current period is set to expire on June 28, 2011.
     At the annual meeting, our shareholders will be asked to approve a further extension of this authority for a five-year period from the date of the annual meeting until April 2, 2012 to limit or eliminate preemptive rights. Preemptive rights are uncommon for public companies domiciled in the United States. Management believes that if the Supervisory Board is not granted the authority to limit preemptive rights, the ability of our Company to engage in equity financing transactions would be significantly affected. Any limits or waivers of preemptive rights would apply equally to all holders of our common shares. Furthermore, as long as our common shares remain listed on the NYSE, any issuance of common shares will remain subject to the rules of the NYSE, including limitations on our ability to issue shares without shareholder approval. See Item 5 above for a discussion of the NYSE rules regarding stock issuances.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for a five-year period from the date of the annual meeting. However, if less than 50% of all common shares entitled to vote on the proposal are present at the meeting, then two-thirds of the votes cast will be required to extend this authority. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.
     The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to limit or eliminate preemptive rights of holders of our common shares until April 2, 2012, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 7.	Amendment and Restatement of the Core Laboratories N.V. 1995 Long-Term Incentive Plan (as amended and restated effective May 29, 1997)
     The Supervisory Board adopted an amendment and restatement of the Core Laboratories N.V. 1995 Long-Term Incentive Plan on February 13, 2007, subject to approval by our shareholders. The plan as amended and restated will be called the Core Laboratories N.V. 2007 Long-Term Incentive Plan (the “LTIP”). The primary changes effected by the amendment and restatement of the plan include (a) extending the period during which awards may be granted under the LTIP to February 13, 2017, (b) requiring all stock options awarded under the LTIP to have an exercise price per share that is at least equal to the fair market value of a common share as of the date of grant of the option (subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other change in our capital structure), (c) providing that stock appreciation rights may be granted under the LTIP, (d) prohibiting the repricing of stock options awarded under the LTIP, (e) providing that no amendment to the LTIP that would require shareholder approval pursuant to the requirements of the New York Stock Exchange or any exchange on which we are listed will be effective prior to approval of our shareholders, and (f) expanding the performance goals enumerated under the LTIP upon which restricted share awards may be based. The amendment and restatement of the LTIP does not increase the number of common shares subject to the LTIP.
     Set forth below is a summary of the principal features of the LTIP that is qualified in its entirety by reference to the full text of the LTIP which is attached to this Proxy Statement as Appendix A.
General
     The LTIP is designed to retain selected employees of the Company and its subsidiaries and reward them for making significant contributions to our success. These objectives are to be accomplished by making awards under the LTIP and thereby providing participants with a proprietary interest in our growth and performance. Accordingly, the LTIP provides for granting (a) “restricted shares” that are either (1) common shares that are restricted or subject to forfeiture provisions or (2) a credit of units to a bookkeeping account that we maintain to evidence accrual to a participant of unsecured and unfunded conditional rights to acquire common shares, (b) “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (c) stock options that do not constitute incentive stock options (“nonqualified stock options”) and (d) stock appreciation rights.
Number of Shares Subject to the LTIP
     The aggregate maximum number of common shares authorized to be issued under the LTIP pursuant to grants of awards was previously 5,400,000 common shares (subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other change in our capital structure). This number of shares was not increased in the amendment and restatement of the plan. As of February 1, 2007, approximately 5,358,000 of the common shares authorized to be issued under the plan have been issued or are subject to currently outstanding awards under the LTIP. Common shares are considered to have been issued under the LTIP only to the extent a share certificate is actually issued and delivered pursuant to an award, and common shares related to awards under the LTIP that are forfeited or terminated or that expire unexercised will again become available for the granting of awards under the LTIP. Additionally, subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other change in our capital structure, the number of common shares that may be the subject of awards granted under the LTIP to any one individual during any calendar year may not exceed 1,600,000 common shares.
Administration
     The LTIP is administered by a committee or subcommittee (the “Committee”) of, and appointed by, the Supervisory Board, and such committee or subcommittee must be comprised solely of two or more individuals who qualify as nonemployee directors (within the meaning of Rule 16b-3 under the Exchange Act). No member of the Committee is eligible to receive an award under the LTIP. The Equity Awards Subcommittee of the Supervisory Board currently serves as the Committee.
     The Committee has full authority, subject to the terms of the LTIP, to establish rules and regulations for the proper administration of the LTIP, to select the persons to whom awards are granted and to set the date of grant and the other terms of the awards.
     The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the LTIP pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant awards to, or take other action with respect to, participants in the LTIP who are subject to Section 16 of the Exchange Act.
Eligibility
     All of the employees of the Company and its subsidiaries (including an employee who may also be an officer or director of any such company) are eligible to participate in the LTIP. The selection of employees, from among those eligible, who will receive awards under the LTIP is within the discretion of the Committee.
Effective Date, Amendment and Termination of the LTIP
     The 1995 Long-Term Incentive Plan was originally effective as of September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997. This amendment and restatement of the plan into the LTIP is effective as of February 13, 2007, which is the date it was adopted by the Supervisory Board. However, if our shareholders do not approve the LTIP at the annual meeting, the requested amendments to the LTIP will not be implemented and the LTIP will continue to operate under its prior terms except that, from and after the date of the annual meeting, no awards of performance-based restricted shares will be granted under the LTIP. If our shareholders do approve the LTIP at the annual meeting, then, pursuant to the terms of the plan, no further awards (including incentive stock options) may be granted under the LTIP after February 13, 2017 (which is the 10th anniversary of the date the amendment and restatement of the plan was adopted by the Supervisory Board). The Supervisory Board may from time to time amend, modify, suspend or terminate the LTIP for any purpose except that (a) no amendment or alteration that would impair the rights of a holder of an award under the LTIP may be made without the holder’s consent, (b) no amendment or alteration will be effective prior to approval of our shareholders, to the extent such approval is then required pursuant to Rule 16b-3 under the Exchange Act or to the extent shareholder approval is otherwise required by applicable law, and (c) no amendment to the LTIP that would require shareholder approval pursuant to the requirements of the New York Stock Exchange or any exchange on which we are listed will be effective prior to approval of our shareholders.
Restricted Shares
     An award of restricted shares may consist of common shares or may be denominated in units of common shares. All or part of any such award may be subject to conditions established by the Committee and set forth in the written agreement evidencing such award, which conditions may include, but are not limited to, (a) the attainment of one or more performance targets established by the Committee that are based on (1) the price of a common share, (2) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (3) the Company’s earnings per share, (4) the total return to holders of common shares based upon price appreciation and dividends paid, (5) the Company’s market share, (6) the market share of a business unit of the Company designated by the Committee, (7) the Company’s sales, (8) the sales of a business unit of the Company designated by the Committee, (9) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (10) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, or (11) the return on capital, assets or shareholders’ equity achieved by the Company; (b) the award recipient’s continued employment with the Company and its subsidiaries for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion; or (d) a combination of any of the foregoing. The performance measures described in clause (a) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon our future performance or the future performance of any of our subsidiaries, divisions or departments. Each award of restricted shares may have different conditions and restrictions, in the discretion of the Committee. Dividends or dividend equivalent rights may be extended to and made part of any award denominated in common shares or units of common shares, subject to such terms, conditions and restrictions as the Committee may establish.
Stock Options
     All options will be evidenced by a written contract containing provisions consistent with the LTIP and such other provisions as the Committee deems appropriate. The status of each grant of an option as an incentive stock option or a nonqualified stock option will be designated by the Committee at the time of grant. The term of each option will be as specified by the Committee at the date of grant (but not more than 10 years in the case of incentive stock options), and the effect of an employee’s termination of employment will be controlled by the terms of the option contract that evidences each option grant. The number of shares for which an option is granted to an employee will be determined by the Committee. The purchase price of each common share that is subject to an option will also be determined by the Committee, but (subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other change in our capital structure) such purchase price will be no less than the fair market value of a common share on the date that the option is granted. The purchase price upon exercise may be paid by an employee in cash, or, at the discretion of the Committee, in other common shares owned by the employee, by surrendering all or part of that or any other award under the LTIP, or by any combination thereof. Subject to adjustment under certain circumstances (such as a reorganization, stock split, recapitalization, or other change in our capital structure), the Committee may not, without the approval of our shareholders, (i) lower the purchase price under any outstanding stock option granted under the LTIP, (ii) take any other action with respect to any such outstanding stock option that is treated as a repricing under United States generally accepted accounting principles, or (iii) cancel any such outstanding stock option when its purchase price exceeds the fair market value of the underlying shares in exchange for another award under the LTIP or other equity.
Stock Appreciation Rights
     A stock appreciation right is a right to acquire our common shares and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the fair market value of the shares with respect to which the right is exercised over the exercise price therefor. All stock appreciation rights will be evidenced by a written contract containing provisions consistent with the LTIP and such other provisions as the Committee deems appropriate. The number of shares for which a stock appreciation right is granted to an employee will be determined by the Committee. The exercise price of each common share that is subject to a stock appreciation right will also be determined by the Committee, but (subject to adjustment under certain circumstances, such as upon a reorganization, stock split, recapitalization, or other changes in our capital structure) such exercise price will be no less than the fair market value of a common share on the date that the stock appreciation right is granted. A stock appreciation right may be granted in connection with an option awarded under the LTIP or independently of such an option. If a stock appreciation right is granted in connection with an option awarded under the LTIP, then the exercise of the stock appreciation right will result in the surrender of the right to purchase a number of shares under the stock option equal to the number of shares with respect to which the stock appreciation right is exercised (and vice versa).
Transferability
     Unless otherwise determined by the Committee and provided in an award agreement, awards under the LTIP are generally not transferable except (a) by will or the laws of descent and distribution, (b) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder (a “QDRO”), or (c) with the consent of the Committee. The preceding sentence notwithstanding, no award of an incentive stock option under the LTIP will be assignable or otherwise transferable, except by will or the laws of descent and distribution, pursuant to a QDRO or as otherwise permitted under applicable provisions of the Code.
Change in Control
     The LTIP provides that each stock option and stock appreciation right will become fully exercisable and the restrictions on restricted shares will lapse upon a change in control of the Company (as defined in the LTIP). Under certain circumstances, participants may be entitled to additional payments from the Company under the LTIP in order to keep them whole with respect to certain golden parachute excise taxes imposed by the Code.
United States Federal Income Tax Aspects of the LTIP
     Nonqualified Stock Options and Stock Appreciation Rights. As a general rule, no federal income tax is imposed on the employee upon the grant of a nonqualified stock option such as those granted under the LTIP (whether or not including a stock appreciation right), and we are not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a nonqualified stock option, the employee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the employee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the employee. Upon the exercise of a nonqualified stock option or a stock appreciation right granted under the LTIP, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the employee, assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a nonqualified stock option or a stock appreciation right, any difference between the fair market value of the shares on the date of exercise and the amount realized on the disposition would be treated as capital gain or loss. If the shares received upon the exercise of a nonqualified stock option or a stock appreciation right are transferred to the employee subject to certain restrictions, then the taxable income realized by the employee, unless the employee elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured based upon the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Exchange Act is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a nonqualified stock option or stock appreciation right.
     Incentive Stock Options. The incentive stock options under the LTIP are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, we would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the shares on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income for the year in which such exercise occurs. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.
     Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.
     Restricted Shares. An individual who has been granted restricted shares under the LTIP consisting of common shares that are subject to forfeiture provisions will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the forfeiture provisions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the recipient will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m) of the Code as discussed below, we will be entitled to a corresponding deduction. Dividends paid to the holder during the period that the forfeiture restrictions apply will also be compensation to the recipient of the award and deductible as such by the Company. Notwithstanding the foregoing, the recipient of such restricted shares may elect to be taxed at the time of grant of the restricted shares based upon the fair market value of the shares on the date of the award, in which case (a) subject to Section 162(m) of the Code, we will be entitled to a deduction at the same time and in the same amount, (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by the Company and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.
     An individual who has been granted restricted shares under the LTIP consisting of a credit of units to a bookkeeping account maintained by the Company evidencing accrual to such individual of unsecured and unfunded conditional rights to acquire common shares will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. Upon expiration of the restrictions applicable to such restricted shares, the recipient of the award will realize ordinary income in an amount equal to the excess of the fair market value of the property distributed to the holder by the Company at that time over the amount, if any, paid by the holder for such property, and, subject to the application of Section 162(m) of the Code as discussed below, we will be entitled to a corresponding deduction.
     Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as “performance-based” is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations issued thereunder, we believe that the income generated in connection with the exercise of stock options and stock appreciation rights granted by the Committee under the LTIP should qualify as performance-based compensation, and, accordingly, our deductions for such compensation should not be limited by Section 162(m) of the Code. The LTIP has been designed to provide flexibility with respect to whether restricted shares awarded by the Committee will qualify as performance-based compensation under Section 162(m) of the Code. We believe that certain awards of restricted shares by the Committee under the LTIP will so qualify and our deductions with respect to such awards should not be limited by Section 162(m) of the Code. However, certain awards of restricted shares made by the Committee and all awards of options, stock appreciation rights and restricted shares made by a delegate of the Committee will not qualify as performance-based compensation, and, therefore, our compensation expense deductions relating to such awards will be subject to the Section 162(m) deduction limitation.
     Section 409A of the Code. Section 409A of the Code provides that deferred compensation, as defined therein, will be subject to an additional 20% tax unless it meets certain restrictions set forth in Section 409A of the Code and the guidance promulgated thereunder. We intend for awards issued under the LTIP to either be exempt from the application of, or to comply with, Section 409A of the Code.

     The LTIP is not qualified under Section 401(a) of the Code.
     The comments set forth in the above paragraphs are only a summary of certain of the United States federal income tax consequences relating to the LTIP. No consideration has been given to the effects of foreign, state, local, or other tax laws on the LTIP or award recipients, or the application of Dutch tax law to the Company.
Inapplicability of ERISA
     Based upon current law and published interpretations, we do not believe the LTIP is subject to any of the provisions of ERISA.
     The affirmative vote of holders of a majority of the common shares present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the proposed amendment and restatement of the 1995 Long-Term Incentive Plan into the LTIP.
     The Supervisory Board recommends that the shareholders vote “FOR” the approval of the Amendment and Restatement of the Core Laboratories N.V. 1995 Long-Term Incentive Plan and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 8.	Ratification of Appointment of PricewaterhouseCoopers as Our Independent Registered Public Accounting Firm for 2007
     The Audit Committee of the Supervisory Board has recommended and the Supervisory Board has approved the appointment of the firm of PricewaterhouseCoopers as our independent public accountants for the year ending December 31, 2007 subject to ratification by our shareholders. PricewaterhouseCoopers has acted as our independent public accountants since April 2002. We have invited representatives of PricewaterhouseCoopers to the annual meeting and we expect one such representative to attend. If such representative should attend we expect that he or she will be available to respond to questions.
     The affirmative vote of the majority of the votes cast at the annual meeting is required to ratify the appointment of PricewaterhouseCoopers as our independent public accountants for 2007. Under Dutch law and our articles of association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.
     In the event the appointment is not ratified, our Supervisory Board will consider the appointment of other independent accountants. Our Supervisory Board may terminate the appointment of PricewaterhouseCoopers as our independent accountants without the approval of our shareholders whenever our Supervisory Board deems such termination necessary or appropriate.
     The Supervisory Board recommends that the shareholders vote “FOR” the ratification of PricewaterhouseCoopers’ appointment as our independent public accountants for 2007 and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.
Item 9. Other Matters to Be Voted On
     The Supervisory Board does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting or any adjournment thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

OTHER PROXY MATTERS
Information About Our 2006 Annual Meeting
     At the annual meeting of shareholders held on June 28, 2006, a resolution was taken to carry out a two-for-one stock split and thereby reduce the par value of each share from EUR 0.04 to EUR 0.02.
     On June 30, 2006, additional interpretative guidance of Statement of Financial Accounting Standards No. 123(R) became available to us which indicated that adjustments, including reorganizations, such as stock splits, to equity-based compensation awards require the recognition of compensation expense in certain circumstances. Implementation of a stock split as resolved upon by the 2006 annual meeting of shareholders could cause us to incur significant additional compensation expense. In light of the change in circumstances, the Board of Supervisory Directors believed that the stock split was no longer in the best interest of our shareholders. Accordingly, the Board of Supervisory Directors determined to cancel the implementation of the stock split.
     A stock split as resolved upon by the 2006 annual meeting of shareholders will not be implemented by us until after a new resolution to that effect will have been carried by a shareholders meeting.
Information About Our 2008 Annual Meeting
     Any shareholder who desires to submit a proposal for inclusion in the proxy material for presentation at the 2008 annual meeting of shareholders must forward such proposal to our Secretary at the address indicated on the cover page of this proxy statement, so that the Secretary receives it no later than December 1, 2007. Any notice of a proposal to be considered at the 2008 annual meeting should also be submitted to our Secretary. Any such notice will be considered untimely if not received by the Secretary on or before February 15, 2008.
Incorporation by Reference
     The information contained in this proxy statement in the sections entitled “Shareholder Return Performance Presentation,” “Report of the Compensation Committee” and “Report of the Audit Committee” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
Other Information
     A copy of our Annual Report on Form 10-K for the year ended December 31, 2006, including the financial statements, schedules and exhibits thereto, may be obtained without charge by written request to John D. Denson, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040.

By Order of the Board of Supervisory Directors,

/s/ Jacobus Schouten
Supervisory Director
Amsterdam, The Netherlands
February 21, 2007

CORE LABORATORIES N.V.
2007 LONG-TERM INCENTIVE PLAN
(as Amended and Restated Effective as of February 13, 2007)
     1. Objectives. The Core Laboratories N.V. 2007 Long-Term Incentive Plan (the “Plan”) is designed to retain selected employees of Core Laboratories N.V. (the “Company”) and its Subsidiaries and reward them for making significant contributions to the success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under the Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries. The Plan as set forth herein constitutes an amendment and restatement of the Core Laboratories N.V. 1995 Long-Term Incentive Plan as previously adopted and amended by the Company (the “Prior Plan”), and shall supersede and replace in its entirety such previously adopted plan. This amendment and restatement of the Prior Plan shall be effective as of February 13, 2007 (which is the date of its adoption by the Board), provided this amendment and restatement of the Prior Plan is approved by the shareholders of the Company at the Company’s 2007 Annual Meeting of Shareholders. If this amendment and restatement of the Prior Plan is not so approved by the shareholders, then this amendment and restatement of the Prior Plan shall be void ab initio and the Prior Plan shall continue in effect; provided, however, that, in such event, from and after the date of the Company’s 2007 Annual Meeting of Shareholders, no awards of Restricted Shares that vest based on the performance criteria described in Section 7(b)(1) of the Prior Plan shall be granted under the Prior Plan.
     2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:
          “Award” means the grant of a Nonqualified Option, an ISO, Restricted Shares, or Stock Appreciation Rights, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.
          “Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions, and limitations applicable to an Award.
          “Board” means the Board of Supervisory Directors of the Company.
          “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
          “Committee” means a committee or subcommittee appointed by the Board to administer the Plan, which committee or subcommittee shall be comprised solely of two or more individuals who qualify as “Non-Employee Directors” within the meaning of Rule 16b-3.
          “Common Shares” means the Common Shares, par value NLG .03 (U.S. $.05) per share, of the Company.
          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.
          “Fair Market Value” means, as of a particular date, (i) if the Common Shares are listed on a national securities exchange, the final closing sales price per Common Share on the consolidated transaction reporting system for the principal such national securities exchange on that date, or, if there shall have been no such sales so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Shares are not so listed but are quoted on the Nasdaq National Market, the final closing sales price per Common Share on the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Shares are not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc. or (iv) if none of the above is applicable, such amount as may be determined by the Board, in good faith, to be the fair market value per Common Share.
          “ISO” means an incentive stock option within the meaning of Section 422 of the Code.
          “Nonqualified Option” means a nonqualified stock option within the meaning of Section 83 of the Code.
          “Participant” means an eligible employee of the Company or any of its Subsidiaries to whom an Award has been made under the Plan.

          “Restricted Shares” means (i) Common Shares that are restricted or subject to forfeiture provisions or (ii) a credit of units to a bookkeeping account maintained by the Company evidencing accrual to a Participant of unsecured and unfunded conditional rights to acquire Common Shares.
          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor rule.
          “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Shares and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor.
          “Subsidiary” means (i) with respect to Awards of Nonqualified Options, Restricted Shares, and Stock Appreciation Rights, any corporation, limited liability company, or other entity of which the Company directly or indirectly owns shares or other interests representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity, and (ii) with respect to Awards of ISOs, any subsidiary within the meaning of Section 424(f) of the Code or any successor provision.
     3. Eligibility. All employees of the Company and its Subsidiaries are eligible for Awards under the Plan. The Committee in its sole discretion shall select the Participants in the Plan from time to time by the grant of Awards under the Plan. The selection of Participants and the granting of Awards under the Plan shall be entirely discretionary and nothing in the Plan shall be deemed to give any employee of the Company or its Subsidiaries any right to participate in the Plan or to be granted an Award.
     4. Common Shares Available for Awards. There shall be available for Awards granted wholly or partly in Common Shares (including rights or options which may be exercised for or settled in Common Shares) during the term of the Plan an aggregate of 5,400,000 Common Shares (inclusive of the shares that were available under the Prior Plan), subject to adjustment as provided in Section 14. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make Common Shares available for issuance pursuant to Awards. Common Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award, and Common Shares related to Awards that are forfeited or terminated or that expire unexercised shall immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3.
     5. Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding such Award or (ii) consented to by such Participant, including (in either case) an amendment or modification that may result in an ISO Award losing its status as an ISO. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Section 6 of the Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.
     6. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.
     7. Awards. The Committee shall in its discretion determine the type or types of Awards to be made to each Participant under the Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Chief Executive Officer, President, or any Vice President of the Company for and on behalf of the Company. An Award Agreement may include provisions for the repurchase by the Company of Common Shares acquired pursuant to the Plan and the repurchase of a Participant’s option rights under the Plan. Awards may consist of those listed in this Section 7 and may be granted singly, in combination, or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights (i) under the Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity, or (ii) made to any Company or Subsidiary employee by the Company or any Subsidiary. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of Common Shares that may be subject to Awards granted to any one individual during any calendar year may not exceed 1,600,000 Common Shares, subject to adjustment as provided in Section 14. The limitation set forth in the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide “performance-based” compensation for purposes of Section 162(m) of the Code to satisfy the requirements of such Section, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any Common Shares subject to Awards that are canceled or repriced.
     (a) Stock Option. An Award may consist of a right to purchase a specified number of Common Shares upon terms and conditions specified by the Committee in the Award Agreement or otherwise. A stock option granted pursuant to the Plan may be in the form of a Nonqualified Option or an ISO. The purchase price of each Common Share that is subject to a Nonqualified Option or an ISO granted pursuant to the Plan shall be determined by the Committee but, subject to adjustment as provided in Section 14, such purchase price shall not be less than the Fair Market Value of a Common Share on the date such stock option is granted. Each ISO Award shall, in addition to being subject to applicable terms, conditions, and limitations established by the Committee, comply with Section 422 of the Code and, notwithstanding anything herein to the contrary, (1) the exercise price of the ISO may not be less than 110% of the Fair Market Value of the Common Shares at the time of grant if the ISO is awarded to any person who, at the time of grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any parent or Subsidiary, (2) no ISO granted to any person who, at the time of such grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any parent or Subsidiary may, by its terms, be exercisable after the expiration of five years from the date of grant of such ISO, and (3) an ISO granted to a Participant shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. To the extent that the aggregate fair market value (determined at the time the respective ISO is granted) of stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such ISOs shall be treated as Nonqualified Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a Participant’s stock options will not constitute ISOs because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. Except as provided in Section 14, the Committee may not, without approval of the shareholders of the Company, (i) lower the purchase price under any outstanding stock option granted pursuant to the Plan, (ii) take any other action with respect to any such outstanding stock option that is treated as a repricing under United States generally accepted accounting principles, or (iii) cancel any such outstanding stock option when its purchase price exceeds the Fair Market Value of the underlying shares in exchange for another Award or other equity.
     (b) Award of Restricted Shares. An Award of Restricted Shares may consist of Common Shares or may be denominated in units of Common Shares. All or part of any such Award may be subject to conditions established by the Committee and set forth in the Award Agreement, which conditions may include, but are not limited to, (i) the attainment of one or more performance targets established by the Committee that are based on (A) the price of a Common Share, (B) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (C) the Company’s earnings per share, (D) the total return to holders of Common Shares based upon price appreciation and dividends paid, (E) the Company’s market share, (F) the market share of a business unit of the Company designated by the Committee, (G) the Company’s sales, (H) the sales of a business unit of the Company designated by the Committee, (I) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (J) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, or (K) the return on capital, assets or shareholders’ equity achieved by the Company, (ii) the Award recipient’s continued employment with the Company and its Subsidiaries for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, or department thereof. Each Award of Restricted Shares may have different conditions and restrictions, in the discretion of the Committee. Each such Award may be based on Fair Market Value or other specified valuations. The certificates evidencing Common Shares issued in connection with an Award of Restricted Shares shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Shares or units of Common Shares, subject to such terms, conditions, and restrictions as the Committee may establish.
     (c) Stock Appreciation Rights. An Award may consist of a Stock Appreciation Right with respect to a specified number of Common Shares upon terms and conditions specified by the Committee in the Award Agreement or otherwise. The exercise price of each Common Share that is subject to a Stock Appreciation Right shall be determined by the Committee but, subject to adjustment as provided in Section 14, such exercise price shall not be less than the Fair Market Value of a Common Share on the date such Stock Appreciation Right is granted. A Stock Appreciation Right may be granted in connection with a stock option granted under the Plan or independently of such a stock option. If a Stock Appreciation Right is granted in connection with a stock option granted under the Plan, then the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under such stock option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an ISO, such right shall be exercisable only when the Fair Market Value of the Common Share exceeds the price specified therefor in the Option or the portion thereof to be surrendered.
     (d) Change in Control. A Nonqualified Option, an ISO or a Stock Appreciation Right granted pursuant to the Plan shall become fully exercisable and restrictions on Restricted Shares shall lapse upon a Change in Control (as hereinafter defined) of the Company. Change in Control shall mean (i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (A) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, 50% or more of the common equity of the resulting entity, (B) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity, or (C) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (ii) shareholder approval of a plan of dissolution or liquidation of the Company, (iii) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company), acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% of the combined voting power of the outstanding securities of, (A) if the Company has not engaged in a merger or consolidation, the Company, or (B) if the Company has engaged in a merger or consolidation, the resulting entity, or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the supervisory directors are Incumbent Directors. For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common equity of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity, and (3) “Incumbent Directors” shall mean directors who either (x) were directors of the Company as of February 28, 2003, or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (I) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (II) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

     8. Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.
     9. Stock Option Exercise. The price at which Common Shares may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Shares or surrendering all or part of that or any other Award, including Restricted Shares, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Shares or Awards to exercise a stock option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant. The Committee may provide for procedures to permit the exercise or purchase of Awards by (i) loans from the Company or (ii) use of the proceeds to be received from the sale of Common Shares issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event Restricted Shares are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of Restricted Shares used as consideration therefor, shall be subject to the same restrictions as the Restricted Shares so submitted as well as any additional restrictions that may be imposed by the Committee.
     10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Common Shares under the Plan, an appropriate amount of cash or number of Common Shares or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of Common Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.
     11. Amendment, Modification, Suspension, or Termination. The Board may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant’s consent, (ii) no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent shareholder approval is otherwise required by applicable legal requirements, and (iii) no material amendment to the Plan shall be effective prior to approval by the Company’s shareholders. For purposes of clause (iii) of the preceding sentence, a material amendment is any amendment that would require shareholder approval pursuant to the requirements of the New York Stock Exchange or any exchange on which the Company is then listed. Notwithstanding any provision herein to the contrary, unless the Plan is terminated earlier pursuant to the preceding provisions of this Section 11, no further Awards may be granted under the Plan after 10 years from the date this amended and restated Plan is adopted by the Board. The Plan shall remain in effect (at least for the purpose of governing outstanding Awards) until all ISOs, Nonqualified Options and Stock Appreciation Rights granted under the Plan have been exercised or expired and all Restricted Shares granted under the Plan have vested or been forfeited.
     12. Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred, or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of any Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant.
     13. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under the Plan shall be assignable or otherwise transferable except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the United States Employee Retirement Income Security Act, or the rules thereunder (a “QDRO”) or (iii) with the consent of the Committee. The preceding sentence notwithstanding, no ISO Award under the Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution, pursuant to a QDRO or as otherwise provided in Sections 421 or 422 of the Code. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under the Plan in violation of this Section 13 or the terms of an Award Agreement shall be null and void.

     14. Adjustments.
     (a) The existence of the Plan and outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize (i) any or all adjustments, recapitalizations, reorganizations or other changes in the share capital of the Company or its business, (ii) any merger or consolidation of the Company, (iii) any issue of bonds, debentures, preferred or prior preference shares (whether or not such issue is prior to, on a parity with or junior to the Common Shares), (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of its assets or business, or (vi) any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
     (b) In the event of any subdivision or consolidation of outstanding Common Shares or declaration of a dividend payable in Common Shares or capital reorganization, recapitalization or reclassification or other transaction involving an increase or reduction in the number of outstanding Common Shares, the Committee shall adjust proportionally: (i) the number of Common Shares reserved under the Plan, the maximum number of Common Shares that may be subject to Awards granted to any one individual during a calendar year, and the number of Common Shares covered by outstanding Awards denominated in Common Shares or units of Common Shares; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Shares or any distribution to holders of Common Shares of securities or property (other than normal cash dividends or dividends payable in Common Shares), the Committee shall make such adjustments or other provisions to the Plan and outstanding Awards as it deems equitable, including adjustments to avoid fractional shares, to give proper effect to such event and to prevent the dilution or enlargement of rights. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Committee shall be authorized, in its discretion, (A) to cause the Company to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, (B) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of options or Stock Appreciation Rights that remain unexercised at the time of such transaction, or (C) to provide for the acceleration of the vesting and exercisability of the options or Stock Appreciation Rights and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Committee.
     15. Restrictions. No Common Shares or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that the Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of the Plan be interpreted to give effect to such intention and that, if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit the Plan to comply with Rule 16b-3. Certificates evidencing Common Shares delivered under the Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Shares are then listed, and any applicable foreign and United States federal and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.
     16. Unfunded Plan. Insofar as it provides for Awards of Common Shares or rights thereto, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board, or the Committee be deemed to be a trustee of any Common Shares or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to a grant of Common Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement with such Participant, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board, or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

     17. No Employment Guaranteed. No provision of the Plan or any Award Agreement hereunder shall confer any right upon any employee to continued employment with the Company or any Subsidiary.
     18. Rights as Shareholder. Unless otherwise provided under the terms of an Award Agreement, a Participant shall have no rights as a holder of Common Shares with respect to Awards granted hereunder, unless and until certificates for Common Shares are issued to such Participant.
     19. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.
     20. Effective Date of Plan. The Plan originally became effective on September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997. This amendment and restatement of the Plan shall be effective as provided in Section 1.

CORE LABORATORIES N.V.
     This Proxy is being solicited on behalf of the Board of Supervisory Directors of Core Laboratories N.V. for the Annual Meeting of Shareholders to be held on Monday, April 2, 2007.
P R O X Y
The undersigned hereby constitutes and appoints Jacobus Schouten and John D. Denson, and each or either of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of Core Laboratories N.V. to be held at the law offices of Nauta Dutilh N.V., Strawinskylaan 1999, 1077 XV, Amsterdam, The Netherlands, on Monday, April 2, 2007 at      , local time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE THREE NOMINEES FOR SUPERVISORY DIRECTOR AND FOR PROPOSALS 2, 3, 4, 5, 6, 7, 8, AND 9.
(To be signed and continued on the reverse side.)

☒	Please mark your vote as in this example.

		FOR	WITHHOLD
1.	Election of Supervisory Directors.

	D. John Ogren	☐	☐

	Joseph R. Perna	☐	☐

	Jacobus Schouten	☐	☐

For, except vote withheld from the following nominee:

		FOR	AGAINST	ABSTAIN
2.	Confirmation and adoption of Annual Accounts.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approval of cancellation of our repurchased shares.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Approval of extension of authority of Management Board to repurchase up to 10% of the issued share capital of the Company until October 2, 2008.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
5.	Approval of extension of authority of Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares until April 2, 2012.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
6.	Approval of extension of authority of Supervisory Board to limit or eliminate preemptive rights of holders of common shares until April 2, 2012.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
7.	Approval of the amendment and restatement of the Core Laboratories N.V. 1995 Long-Term Incentive Plan.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
8.	Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the year ended December 31, 2006.	☐	☐	☐

NOTE:	Such other business as may properly come before the meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.

SIGNATURE:	DATE:

SIGNATURE:	DATE:

NOTE: Please sign exactly as name appears thereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.